Registration No. 333-119915

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                Amendment No. 10
                                       to
                                    FORM SB-2
             Registration Statement Under the Securities Act of 1933
                            CANCER THERAPEUTICS, INC.
                 (Name of Small Business Issuer in Its Charter)

              Delaware                                 8000                                 20-1499421
   -------------------------------      ------------------------------------      -------------------------------
    (State or other Jurisdiction           (Primary Standard Industrial                   (IRS Employer
          of Organization)                  Classification Code Number)                Identification No.)

          210 West Hansell Street, Thomasville, GA 31792 (229) 403-1282 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Robert K. Oldham, M.D.
          210 West Hansell Street, Thomasville, GA 31792 (229) 403-1282
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                 WITH COPIES TO:
                             Kenneth I. Denos, Esq.
                       11585 South State Street, Suite 102
                               Draper, Utah 84020
                                 (801) 816-2511
                               FAX (801) 816-2599

        APPROXOMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    As soon as possible after the registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. o

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

                         CALCULATION OF REGISTRATION FEE
------------------------ --------------------- ----------------------- ---------------------- ----------------------

  Title of Securities           Amount            Proposed Maximum       Proposed Maximum           Amount of
         to be                  to be              Offering Price            Aggregate            Registration
      Registered              Registered            Per Share(1)          Offering Price               Fee
------------------------ --------------------- ----------------------- ---------------------- ----------------------

     Common Stock             1,000,000                $0.50                 $500,000                $58.85
------------------------ --------------------- ----------------------- ---------------------- ----------------------
(1)      Estimated solely for purposes of  computing the registration fee pursuant to Rule 457 of the Securities Act.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2006


                                1,000,000 SHARES


                            CANCER THERAPEUTICS, INC.
                               ------------------

                                  COMMON STOCK
                               ------------------


     We are offering, on a "best efforts, minimum-maximum" basis, up to 1,000,000 shares of Cancer Therapeutics, Inc. common stock, to the public at a price of $0.50 per share. The minimum purchase requirement for each investor is $1,000.00. Prior to this offering, there has been no public market for our shares. The shares of Cancer Therapeutics will not be listed on an exchange or quoted on the NASDAQ system upon completion of this offering and we cannot assure you that a market will develop or, if a market should develop, that it will continue. The public offering price has been arbitrarily determined by us and bears no relationship to assets, shareholders equity, or any other recognized criteria of value.

                               -----------------

     OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN THE SHARES OF CANCER THERAPEUTICS WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD NOT PURCHASE SHARES OF CANCER THERAPEUTICS UNLESS YOU CAN AFFORD TO RISK THE LOSS OF YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS WHICH YOU SHOULD CONSIDER BEFORE PURCHASING SHARES OF CANCER THERAPEUTICS.

--------------------------------------------------------------------------------

     NEITHER THE SUCURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=========================================== =================== =================== ================================

                                                                  Discounts and
                                             Price to Public       Commissions            Proceeds to us (2)
                                                   (1)
------------------------------------------- ------------------- ------------------- --------------------------------
Per Share.................................        $0.50               $0.00                      $0.50
------------------------------------------- ------------------- ------------------- --------------------------------
Total Minimum.............................       $100,000             $0.00                    $100,000
------------------------------------------- ------------------- ------------------- --------------------------------
Total Maximum.............................       $500,000             $0.00                    $500,000
=========================================== =================== =================== ================================

(1) The offering price is payable in cash to Cancer Therapeutics upon subscription. We will manage the offering and the shares offered hereby will be sold by our officers and directors, without any discounts or other commissions.

(2) We will deposit the proceeds of this offering into an escrow account with our attorneys, Kenneth I. Denos, P.C. If we do not receive subscriptions for a minimum of $100,000 within 120 days from the date of this prospectus (unless extended by us for up to 30 additional days), all proceeds will be promptly refunded to subscribers without interest thereon or deduction therefrom. If you subscribe for shares in this offering, you will have no right to return or use of your funds during the offering period, which may last up to 150 days. The termination date for the maximum offering is 150 days from the first date of this prospectus. Offering expenses for this offering equal $68,559. In the event that we receive subscriptions for the minimum of $100,000 our net offering proceeds will be $31,441. In the event that we receive subscriptions for the maximum of $500,000 our net offering proceeds will be $431,441. Total offering expenses paid to date equal $108,559. $40,000 was paid with shares of common stock to our securities counsel, Kenneth I Denos, as detailed in Item 25 of Part II of this registration statement.

     The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS



                                                                            PAGE
                                                                          NUMBER
                                                                          ------

PROSPECTUS SUMMARY.............................................................2
RISK FACTORS...................................................................4
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE..........................7
USE OF PROCEEDS................................................................7
DETERMINATION OF OFFERING PRICE................................................9
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION....................9
BUSINESS......................................................................12
DESCRIPTION OF PROPERTY.......................................................21
DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS............................21
EXECUTIVE COMPENSATION........................................................23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................24
DIVIDEND POLICY...............................................................25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................26
DESCRIPTION OF SECURITIES.....................................................27
PLAN OF DISTRIBUTION..........................................................28
INTEREST OF NAMED EXPERTS AND COUNSEL.........................................28
LEGAL PROCEEDINGS.............................................................29
DISCLOSURE OF COMMISSION POSITION.............................................29
ORGANIZATION WITHIN THE LAST FIVE YEARS.......................................30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.................................30
REPORTS TO SECURITY HOLDERS...................................................30
FINANCIAL STATEMENTS..........................................................31

                               PROSPECTUS SUMMARY



                                  OUR BUSINESS

     Cancer Therapeutics, Inc., was incorporated under the laws of the State of Tennessee on May 1, 1991. On September 7, 2004 we reincorporated Cancer Therapeutics in the state of Delaware. We are a producer and provider of treatments for cancer, commonly grouped under the category of "biotherapy." "Biotherapy" is the use of the body's immune system, either directly or indirectly, to fight cancer or to lessen side effects that may be caused by some cancer treatments. These biotherapy services include, tumor specimen storage, cellular therapies and patient -specific vaccines for patients diagnosed with a malignant type of cancer. Biotherapy is complimentary to conventional cancer treatment modalities, and is not usually used as an independent treatment for cancer. We intend to market our services to regionally-based cancer treatment markets, build a strong physician referral source, and thereby become a significant biotherapy provider in the regional markets we serve. You can learn more about our business from our website at www.cancer-therapeutics.com. Our website and the information contained therein, however, does not constitute a part of this prospectus. We have not received FDA approval as it relates to any facet of our business and/or operations and, as a result, our treatments, products, and/or services have not been deemed safe or effective in any way.

     Our mailing address and the telephone number of our principal executive offices are 210 West Hansell Street, Thomasville, GA 31792, (229) 403-1282.

                         NUMBER OF SHARES BEING OFFERED

     This prospectus covers the offering of up to 1,000,000 shares of our common stock. We are offering to sell these shares to the public for $0.50 per share. We will manage the offering and the shares will be offered and sold by our officers and directors. The proceeds of this offering will be escrowed by our attorneys pending completion or termination of this offering. The offering will terminate 120 days from the date hereof (or 150 days if extended by us for an additional 30 days), and funds held in escrow will be promptly returned to subscribers, without interest or deduction, unless the offering is completed on or before the date upon receipt of subscription for at least the minimum offering amount of $100,000. Please see the "Plan of Distribution" section on page 29 of this prospectus for a detailed explanation of how our shares of common stock are intended to be sold.

                          NUMBER OF SHARES OUTSTANDING

     Cancer Therapeutics had 4,097,688 shares of common stock outstanding as at May 31, 2005. Cancer Therapeutics has no other shares of capital stock outstanding at the present time. We are authorized to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Upon completion of this offering, if the maximum number of shares available for sale are sold, there will be 5,097,688 shares issued and outstanding. We have not issued any shares of preferred stock. We are authorized to issue shares of preferred stock in one or more series with such rights and preferences as our board of directors may decide. Our board of directors has not designated any such series and no shares of preferred stock are presently issued and outstanding.

                                  GOING CONCERN

     As detailed in our audited financial statements for the year ended May 31, 2005, we have an accumulated deficit of $2,988,328. We have negative working capital, negative cash flows from operations, minimal revenues and recurring operating losses.

                                USE OF PROCEEDS

     After making deductions for offering expenses, we intend to use the proceeds of this offering for marketing, business development, operating expenses, and interest payments to a creditor of Cancer Therapeutics. The amounts we allocate to each of these categories is dependent upon whether we raise the minimum or the maximum amount contemplated in this offering. We have provided details concerning the allocation of proceeds under "Use of Proceeds" on page 7 of this prospectus.

                            SUMMARY OF FINANCIAL DATA

     The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements for the years ended May 31, 2005 and 2004, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled Management's Discussion and Analysis of Financial Condition and Results of Operations beginning on page 10 of this prospectus.

     ------------------------------------------- ----------------------- --------------------- ----------------------

                                                   For the six months     For the year ended    For the year ended
                                                         ended               May 31, 2005          May 31, 2004
                                                   November 30, 2005
     ------------------------------------------- ----------------------- --------------------- ----------------------
       Revenue                                            $25,338                $44,858                $36,104
     ------------------------------------------- ----------------------- --------------------- ----------------------
     Net Loss for the Period                           ($31,707)              ($264,757)            ($171,298)
     ------------------------------------------- ----------------------- --------------------- ----------------------
      Loss Per Share - basic and diluted               ($0.01) (1)            ($0.08) (1)            ($0.37) (1)
     ------------------------------------------- ----------------------- --------------------- ----------------------

     ------------------------------------------- ----------------------- --------------------- ----------------------
     Working Capital (Deficit)                         ($525,015)             ($493,308)            ($566,051)
     ------------------------------------------- ----------------------- --------------------- ----------------------
     Total Assets                                         $431                 $16,814                $77,997
     ------------------------------------------- ----------------------- --------------------- ----------------------
      Total Number of Issued Shares of Common         4,097,688 (1)          4,097,688 (1)          1,947,688 (1)
     Stock
     ------------------------------------------- ----------------------- --------------------- ----------------------
      Accumulated Deficit                              ($3,017,035)           ($2,985,328)          ($2,720,571)
     ------------------------------------------- ----------------------- --------------------- ----------------------
     Total Stockholders' Deficit                       ($525,015)             ($493,308)            ($566,051)
     ------------------------------------------- ----------------------- --------------------- ----------------------

     (1) Adjusted to reflect the reincorporation of Cancer Therapeutics from Tennessee to Delaware, in which each five (5) shares of Cancer Therapeutics (TN) were exchanged for one share of Cancer Therapeutics (DE).

                                  RISK FACTORS


OPERATING RISKS

     WE MAY BE SUBJECT TO LIABILITY FOR A VIOLATION OF THE SECURITIES ACT OF 1933. Some of our shareholders received their shares as a result of the liquidation of Immune Complex Corporation on June 8, 2000. The shares received were not registered under the Securities Act and did not qualify for an exemption therefrom. Consequently, we may be liable to each of our shareholders who received shares of Cancer Therapeutics in connection with this liquidation. We may be required to rescind the transaction in which the shares of Cancer Therapeutics were distributed to our shareholders, and may also be required to compensate these shareholders. Our management has estimated the potential liability of Cancer Thereapeutics in this respect at $.03 to $.05 per share at the time of distribution which equates to a potential liability of $13,431 to $22,384. We have noted this estimated potential liability in the notes to our financial statements.

     WE HAVE DEFAULTED LOAN OBLIGATIONS. We received loans to continue operations as detailed in our financial statements. These loans are in default or may be in default upon demand by the creditors. As a result of our default position, these creditors may obtain judgment or other lawful remedies to collect on the debts now or in the future. We will still need to raise additional capital or increase our business profits to satisfy these creditors. We cannot assure you that we will be successful in repaying any or all of these creditors. As of August 31, 2005, the total amount due on these loans was $390,683.31 which consists of $289,943.60 of principal and $100,739.71 of interest.

     THE INTERNAL REVENUE SERVICE HAS PLACED A TAX LIEN ON OUR ASSETS. The IRS tax lien covers property of Cancer Therapeutics including the Cryobank, equipment, inventory and all of our other assets. This lien gives the IRS priority over other creditors in the event we experience bankruptcy or dissolution. The settlement amount calls for a payment of $1,000 per month until the settlement amount is paid in full, although the IRS may require us to increase our monthly payments if our financial condition improves. As of August 31, 2005, the total amount owing to the IRS, including penalties and interest, was $23,080. We are current with our payments, but may not be able to make future payments. We may have all or some of our assets seized if we do not comply with our payment schedule.

     OUR TREATMENTS ARE EXPERIMENTAL AND HAVE NOT BEEN DECLARED SAFE AND EFFECTIVE. We have not received FDA approval as it relates to any facet of our business and/or operations and, as a result, our treatments, products, and/or services have not been deemed safe or effective in any way. Consequently, our efforts to commercialize our services may fail.

     WE HAVE CONSISTENTLY OPERATED AT A LOSS. Cancer Therapeutics was organized in 1991 and has consistently operated at a loss, and we cannot assure you that we will be able to operate Cancer Therapeutics profitably. In the event we are unsuccessful at operating our business profitably, we cannot assure you that Cancer Therapeutics could successfully become involved in any other business venture due to the fact that our personnel are trained only in biotherapy and not in other services. We presently have no plans, commitment, or arrangements with respect to any other potential business venture.

     WE NEED SUBSTANTIAL FUNDING TO CONTINUE OPERATIONS AND DEVELOP OUR THERAPIES. We are dependent upon raising additional funds to continue to operate our Cryobank and to develop our vaccine and T-cell therapies. We may not be able to raise any funds for operations or for research and development. It will take at least 5 years to develop the T-cell and vaccine therapies, and even if we develop these therapies fully they may not be safe and effective even after investing in the research and development. We anticipate the cost if successful to be at least 5-10 million dollars to complete the research and development to produce safe and effective T-cell and vaccine therapies as a part of the practice of medicine.

     WE HAVE NO OPERATING CAPITAL, AND WE MUST RAISE ADDITIONAL CAPITAL TO REMAIN IN BUSINESS. We presently have no operating capital and are dependent upon future fundraising efforts to provide the minimum capital necessary to continue our business. Such fundraising efforts may include the sale of additional shares of Cancer Therapeutics such as is contemplated in this offering or will involve commercial borrowing. Although we believe that our status as a publicly-traded company will enhance our ability to raise additional capital, our financial condition is dire and we are currently operating with no or very little working capital, several loan obligations, and a lien against our assets by the Internal Revenue Service. We cannot assure you that such our shares will ever be publicly traded and capital will be available to meet the costs of our operations, or that it will be available on acceptable terms. Even if we raise the maximum amount of fundraising, we will still need to raise additional capital to operate our company. Presently, our current offering is our sole source of potential funding and we have no commitments or arrangements from commercial lenders or other sources.

     WE ARE TOTALLY DEPENDENT UPON OUR CHIEF EXECUTIVE WHO HAS BUSINESS AND TIME CONFLICTS. We are totally dependent upon the knowledge, skills, and experience of Robert K. Oldham, M.D. our President, CEO, Medical Director and Chairman. As compared to many other companies, we do not have a depth of managerial and technical personnel. Accordingly, there is a greater likelihood that loss of the services of Mr. Oldham would would force us to discontinue our business. We presently have no employment contract with or key man life insurance upon Mr. Oldham. Furthermore, Mr. Oldham will not be employed full-time, at least initially, and is involved with other businesses and has other interests which could give rise to conflicts of interest with respect to the business of and amount of time devoted to Cancer Therapeutics. We cannot assure you that such conflicts will be resolved favorably to Cancer Therapeutics.

     INSURANCE AND OTHER THIRD PARTY REIMBURSEMENT FOR OUR SERVICES IS LIMITED. With respect to the services we offer, insurance reimbursement or other third-party reimbursement is only available with respect to certain patient types. Moreover, our services are not covered or reimbursed under the Medicare program. Consequently, most patients will be required to pay for such services, wholly or in part, with their own funds. We cannot assure you that significant insurance reimbursement or other third-party reimbursement for our services will be available in the future. Without this reimbursement, we will not be able to offer our services to many patients and physicians.

     WE HAVE NOT RECEIVED FDA APPROVAL AS IT RELATES TO ANY FACET OF OUR BUSINESS AND/OR OPERATIONS AND, AS A RESULT, OUR TREATMENTS, PRODUCTS, AND/OR SERVICES HAVE NOT BEEN DEEMED SAFE OR EFFECTIVE IN ANY WAY. Prior to being licensed for sale, our services are subject to rigorous approval processes by the Food and Drug Administration and similar health authorities in foreign countries. The precise nature of the regulatory approvals which we may be required to obtain are not clear at this point. Obtaining FDA and corresponding foreign approvals for technology, processes, or products we have developed is likely to be costly and time consuming and will, in our opinion, require several years. The length of such time period, however, will depend upon the use for which approval is sought and the results of clinical testing with respect to such use. We cannot assure you that such approval will be granted. Further, we cannot assure you that subsequent adoption or amendment of laws or interpretation of existing laws will not prohibit or render impractical our business plan and disable us from providing any services, treatments or products. If we are unable to get FDA approval, our business will most likely fail. Our T-cell and vaccine therapies have not received FDA approval. Our Cryobank service does not require FDA approval. We have not received FDA approval as it relates to any facet of our business and/or operations and, as a result, our treatments, products, and/or services have not been deemed safe or effective in any way.

     OUR OPERATING COSTS WILL MOST LIKELY INCREASE. Our income could be seriously affected by rising operating expenses such as: research and development; electricity; insurance and administrative costs, security, patent registration expenses, building repairs and maintenance, and regulatory compliance. If we cannot control operating costs or adequately cover them, our cash flow will deteriorate and we will have to raise capital or discontinue our business.

     WE DO NOT HAVE ANY PATENT PROTECTION FOR OUR TECHNOLOGY. We expect to own and rely upon certain trade secrets and know-how but we have not yet sought patent protection for our technology. It may not be possible for us to obtain patent protection for many aspects of our technology. We cannot assure you that others will not independently develop substantially equivalent information and techniques or otherwise gain access to our technology. We believe that, in general, it is unlikely that true proprietary protection will be available to companies such as Cancer Therapeutics which develop biologicals for commercial use.

     NO UNDERWRITER IS PARTICIPATING IN THIS OFFERING. Because we have not engaged the services of an underwriter with respect to this offering, the independent due diligence review of Cancer Therapeutics, its affairs and financial condition, which would ordinarily be performed by an underwriter and its legal counsel, has not been performed and you will not have the benefit of an underwriter's independent due diligence review.

INVESTMENT RISKS

     THERE HAS NEVER BEEN A PUBLIC MARKET FOR OUR SHARES. Prior to this registration statement, there has been no public market for the common stock of Cancer Therapeutics. If a public market for the common stock does develop at a future time, sales of shares by shareholders of substantial amounts of common stock of Cancer Therapeutics in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.

     WE HAVE NEVER ISSUED A DIVIDEND AND DON'T ANTICIPATE ANY DIVIDENDS IN THE FUTURE. Cancer Therapeutics has never issued a dividend and we do not anticipate paying dividends on our common stock in the foreseeable future. Furthermore, we may also be restricted from paying dividends in the future pursuant to subsequent financing arrangements or pursuant to Delaware law.


     YOU COULD BE DILUTED FROM THE ISSUANCE OF ADDITIONAL COMMON AND PREFERRED STOCK. Cancer Therapeutics is authorized to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. To the extent of such authorization, our board of directors will have the ability, without seeking shareholder approval, to issue additional shares of common stock in the future for such consideration as the board may consider sufficient. The issuance of additional common stock in the future may reduce your proportionate ownership and voting power.

     IT IS LIKELY THAT YOU WILL BE DILUTED BY THE EXERCISE OF WARRANTS. Cancer Therapeutics has 4,097,688 shares of common stock outstanding held by 139 shareholders of record, and warrants outstanding to purchase 1,300,000 shares of common stock held by Healthcare Enterprise Group, Inc. The warrants became exercisable on January 1, 2005. We have agreed to register all shares of Cancer Therapeutics that are currently outstanding, and we are obligated in the future to register the shares that will be received from the exercise of the warrants held by Healthcare Enterprise Group.

              SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

     Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Commission's Public Reference Room at 100 F Street, NE Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.


                                 USE OF PROCEEDS

     The net proceeds to Cancer Therapeutics from the sale of the 1,000,000 shares offered hereby will vary depending upon the total number of shares sold. The following table sets forth gross and net proceeds, and our present estimate of the allocation and prioritization of net proceeds expected to be received by us from this offering. As shown in the table, if less than the maximum amount is raised, we will give priority to debt interest service and payment to our auditors and attorneys assisting us with this registration statement.


                                                             Minimum             Mid-Range              Maximum
                                                            Offering              Offering              Offering
                                                            --------              --------              --------

Gross Proceeds                                              $100,000            $  250,000             $ 500,000

Legal, Auditing Fees and Related Offering Costs             $ 68,559              $ 68,559              $ 68,559
and Fees(1)

Net Offering Proceeds                                       $ 31,441             $ 181,441             $ 431,441

Marketing (2)                                                $ 8,000              $ 35,000              $ 69,000

Business Development (3)                                     $ 2,000               $25,000              $ 53,000

Operating Expenses (4)                                      $ 15,935             $ 115,935             $ 303,935

Debt Interest Service(5)                                     $ 5,506               $ 5,506               $ 5,506
                                                      -      --------             -------               -------


TOTAL                                                       $ 100,000            $ 250,000             $ 500,000
                                                            =========            =========             =========


(1) We have already paid our securities counsel and auditors $25,000 and $16,372, respectively, out of cash reserves. We have already issued our securities counsel 400,000 shares of our common stock, at $.10 per share, the cost of which has not been deducted from the offering proceeds. Our first priority is to pay for our legal, auditing and other fees and costs out of our gross proceeds from the offering. Offering costs and fees includes costs of printing, transfer agent fees, SEC Registration Fee and other miscellaneous expenses.
(2) We intend to use this portion of net proceeds to create and publish new marketing material to distribute to physicians and potential patients who want to learn more about our services. Our fourth priority is to pay for marketing out of our net offering proceeds.
(3) We plan on using this portion of net proceeds to try to form strategic partnerships with other clinics that perform cancer treatment. Our fifth priority is to pay for business development out of our net offering proceeds.
(4) We intend to use this portion of the net proceeds to cover rent and other operating expenses and provide working capital for the operation of our business. If the maximum amount is raised, we intend to hire additional personnel. Our third priority is to pay for operating expenses out of our net offering proceeds.
(5) We have negotiated a renewal of a bank note payable to Commercial Bank in Thomasville, Georgia that became due on August 1, 2003. The interest rate on the bank note is 4.5%. We have paid $5,200 out of cash reserves to pay for all of the interest owing on the bank note thru December 31, 2004. We initially borrowed $50,000 from the bank to update our lab equipment and to use for operating expenses. Our second priority is to pay for the debt interest service out of our net offering proceeds.

                                    DILUTION


COMPARISON OF OFFERINGN PROCE TO PRIOR ISSUANCES OF SHARES

     Compared to the offering price of $0.50 per share, the following officers, directors, promoters and affiliated persons received shares from Cancer Therapeutics during the past five years in the manner described below. Our estimates of the value of the shares issued for services are based upon our perceived value of the services provided and bear no relationship to assets, shareholder's equity, or any other criteria of value.

          o We issued 1,300,000 shares of our common stock in connection with the engagement of our corporate legal counsel on May 10, 2004. We estimated the value of the services provided to be worth $65,000, or $0.05 per share. The value of the shares issued was determined to be $0.375 per share as disclosed in the financial statements.

          o We issued 200,000 shares of our common stock for $0.375 per share to Healthcare Enterprise Group, Inc. in exchange for $75,000 cash, on May 28, 2004. In connection with this transaction, we also issued Healthcare Enterprise Group, Inc. a warrant to acquire 1,300,000 additional shares at an exercise price of $0.0192 per share. Assuming that the warrant is exercised, the average cost of the shares acquired by Healthcare Enterprise Group, Inc. is $0.067 per share.

          o We issued 400,000 shares of our common stock in connection with the engagement of our securities counsel on September 10, 2004. We estimated the value of the services provided to be worth $90,000. Of the $90,000 in services, we agreed to pay $50,000 in cash and $40,000 in shares which we valued at $0.10 per share. The value of the shares issued was determined to be $0.375 per share as disclosed in the financial statements.

          o    We  issued  400,000  shares  of our  common  stock  to our  Chief
               Executive Officer in connection with the conversion of a promissory note on September 15, 2004 for $125,000 in loans made by him to Cancer Therapeutics in 2001. The value of our shares for purposes of this conversion was $0.313 per share.

          o We issued 1,000,000 shares of our common stock in conversion of $50,000 owed to our Chief Financial Officer on September 20, 2004. The value of our shares for purposes of this conversion was $0.05 per share. The value of the shares issued was determined to be $0.375 per share as disclosed in the financial statements.

          o We issued 200,000 shares of our common stock on September 20, 2004 in settlement of deferred consulting fees for healthcare advisory services provided in 2001. We estimated the value of these services to be worth $75,000, or $0.375 per share.

          o We issued 150,000 shares of our common stock on September 20, 2004 in connection with the engagement of a United Kingdom-based advisory firm. We estimated the value of these services to be worth $37,500, or $0.25 per share. The value of the shares issued was determined to be $0.375 per share as disclosed in the financial statements.

NET TANGIBLE BOOK VALUE

     Dilution is the difference between the public offering price of $0.50 per share for our common stock, and the net tangible book value per share of our common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

     The net tangible book value of Cancer Therapeutics prior to the offering, based upon our May 31, 2005 audited financial statements, was ($493,308), or ($0.12) per common share. Prior to selling any shares in this Offering, we have 4,097,688 shares outstanding.

     If we are able to sell the maximum number of shares in this offering, we will have 5,097,688 shares outstanding. Our estimated post-offering net tangible book value, which gives effect to receipt of the estimated net proceeds from the offering and issuance of the additional shares of common stock in the offering, but does not take into consideration any other changes in the net tangible book value of Cancer Therapeutics, will be ($61,688) or approximately ($0.01) per share. This would result in complete dilution to all investors in this offering at the public offering price of $0.50 per share, immediately after their investment.

     If a mid-range number of 500,000 shares are sold, we will have 4,597,688 shares outstanding upon completion of the offering. The post-offering pro forma net tangible book value of Cancer Therapeutics would be ($311,866), or approximately ($0.068) per share. This would also result in complete dilution to all investors in this offering at the public offering price of $0.50 per share, immediately after their investment

     If only the minimum number of shares are sold, we will have 4,297,688 shares outstanding upon completion of the offering. The post-offering pro forma net tangible book value of Cancer Therapeutics would be ($461,866), or approximately ($0.107) per share. This would also result in complete dilution to all investors in this offering at the public offering price of $0.50 per share, immediately after their investment.

     The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares based on the foregoing minimum and maximum offering assumptions (negative numbers are expressed in parentheses).

                                                                 Minimum          Mid-Range          Maximum
                                                                 -------          ---------          -------

Public offering price per share                                   $0.50             $0.50             $0.50

Net tangible book value per share prior to offering              ($0.12)           ($0.12)           ($0.12)

Increase per share attributable to new investors                 $0.013             $0.052            $0.11

Post-offering net tangible book value per share                 ($0.107)           ($0.068)          ($0.01)

Dilution to new investors in this offering                        $0.50             $0.50             $0.50

                         DETERMINATION OF OFFERING PRICE

     Because the shares of Cancer Therapeutics common stock are not traded on any exchange or quotation medium, we have made an estimate of the offering price at which we will initially offer our shares, but such offering price bears no relationship to assets, shareholders equity, or any other recognized criteria of value.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     You should read the following discussion of our financial condition and results of operations in conjunction with the audited financial statements and related notes included in this registration statement. This discussion may contain forward-looking statements, including, without limitation, statements regarding our expectations, beliefs, intentions, or future strategies that are signified by the words, "expects," "anticipates," "intends," "believes," or similar language. Actual results could differ materially than from those projected in the forward looking statements. You should carefully consider the information set forth above under the caption "Risk Factors" in addition to the other information set forth in this registration statement. We caution you that Cancer Therapeutics' business and financial performance is subject to substantial risks and uncertainties.


OVERVIEW

     We are a research-stage business that endeavors to become a U.S. producer and provider of treatments for cancer, commonly grouped under the category of "biotherapy." We provide biotherapy services to patients on a fee-basis (50 percent to 70 percent currently reimbursed through private insurance). These services begin when a patient is diagnosed with a malignancy and continue to provide a biotherapy while a patient is receiving conventional cancer treatment: chemotherapy, radiation, and surgery. You can learn more about our business at our website located at www.cancer-therapeutics.com. Our website and the information contained therein, however, does not constitute a part of this prospectus.

     The treatment of cancer is a significant portion of the healthcare economy. According to the American Cancer Society's CANCER STATISTICS 2004, cancer continues to be the second leading cause of death in the U.S., claiming almost 554,000 lives during 1991 (one in four deaths) In addition, incidence rates have showed overall increases from 1975 to 2000, where now 1.4 million Americans will be diagnosed with cancer this year. It is estimated that 1 of 2 males and 1 of 3 females in the U.S. will develop cancer during their lifetimes. Although survival rates continue to climb (from 50% in 1975 to a current 63%), the overall death rate from Cancer has remained relatively flat since the 1950s (as cited by the American Cancer Society website at WWW.CANCER.ORG "2004 DATA AND STATISTICS," which is available to the public on the internet for no charge).

     As such, with increasing survival, coupled with higher incidence, the number of cancer survivors has concurrently increased - according to the National Cancer Institute, as of January 2001, it is estimated that there are
9.8 million cancer survivors in the US, representing approximately 3.5% of the population ( as cited by the National Institute of Cancer website at WWW.CANCER CONTROL.CANCER.GOV, which is available to the public for no charge).

     The increasing number of cancer patients and survivors support the business model of Cancer Therapeutics. Over the past two decades, the acceptance of biotherapy treatment among oncologists and cancer patients has increased (as explained by Klaus Schindhelm, Ex Vivo Cell Therapy, May 1999) (This book is available to the public in a medical library for no charge).

     The Company earns its revenue from providing clinical services to cancer patients in the following areas:

          CRYOBANK. In this process, a patient's surgically removed tumor tissue is shipped to us, specially processed, preserved and stored in a living condition in liquid nitrogen for future use. Typical charge is around $1,250.

          TUMOR DERIVED ACTIVATED CELLS. In this process, a patient's tumor is shipped to our laboratory by overnight delivery. Using a number of specialized proprietary processes, technicians separate and recover the cancer-fighting white blood cells that a patient's immune system has produced to attack that specific cancer.

          VACCINES. In this process, a patient's own (autologous) cancer cells can be grown in the laboratory, produced in mass quantities, and used to develop a patient-specific vaccine.

     The target market for our services is composed of two different groups:

     o Individuals who have undergone conventional treatment for a newly diagnosed cancer with an uncertain cure rate, but are ultimately cured (candidates for our cryopreservation service); and

     o    Individuals  with  cancers   incurable   through  ordinary   therapies
          (candidates for our cryopreservation, patient-specific vaccines, and autologous T-cell therapy services).

     One of our biggest challenges is educating physicians and patients of the benefits of biotherapy. Many people understand the need for tumor storage for later use, but it has been a smaller group of patients and physicians that use our vaccine and T-cell therapy services.

     The requirement for FDA approval decreases our ability to sell our services. T-cell and vaccines require either FDA approval or Investigational New Drug ("IND") authorization to be used on patients. We only have an IND for the T-cell treatment, and as a result, we are not able to offer the vaccine as a treatment.

     We also experience the risk that the FDA will suspend our ability to use these "Investigational New Drugs" as experimental treatments. If we were prohibited from offering vaccine and T-cell therapy permanently then we would lose two of the three products we can potentially offer, and would therefore only be able to offer tumor storage in our Cryobank.

RESULTS OF OPERATIONS

     Following is our discussion of the relevant items affecting results of operations for the years ended May 31, 2005 and 2004 and the six months ended November 30, 2005 and 2004.

     REVENUES. Cancer Therapeutics generated net revenues of $44,858 during the fiscal year ended May 31, 2005 compared to $36,104 in net revenues for the twelve months ended May 31, 2004. For the six months ended November 30, 2005, net revenues were $25,338 compared to $9,848 in net revenues during the six months ended November 30, 2004. No major change in revenues was expected and we anticipate this level of revenues for the foreseeable future. Revenues received consist mainly of fees from cryos, which are the storage and maintenance of malignancy tumors. Additional revenues were generated from the T-cell program and hospital support.

     POTENTIAL LIABILITY FOR A VIOLATION OF THE SECURITIES ACT OF 1933. Some of our shareholders received their shares as a result of the liquidation of Immune Complex Corporation. The shares received were not registered under the Securities Act and did not qualify for an exemption therefrom. 447,688 shares were received by 132 shareholders as a result of the liquidation of Immune Complex Corporation. Consequently, we may be liable to each of our shareholders who received shares of Cancer Therapeutics in connection with this liquidation. We may be required to rescind the transaction in which the shares of Cancer Therapeutics were distributed to our shareholders, and may also be required to compensate these shareholders. Our management has estimated the potential liability of Cancer Therapeutics in this respect at $.03 to $.05 per share at the time of distribution which equates to a potential liability of $13,431 to $22,384. This was the estimated value of Cancer Therapeutics at the time of distribution as determined by our board of directors. The shareholders who received shares did not pay any consideration for their shares. We have noted this estimated potential liability in the notes to our financial statements.

     GENERAL AND ADMINISTRATIVE EXPENSES. Our general and administrative expenses have been comprised of administrative wages and benefits; contract labor; occupancy and office expenses; travel and other miscellaneous office and administrative expenses. General and administrative expenses for the fiscal year ended May 31, 2005 was $177,090 a 204% increase from $58,229 during the twelve months ended May 31, 2004. For the six months ended November 30, 2005, general and administrative expenses were $33,558 compared to $143,679 during the six months ended November 30, 2004. The decrease during the fiscal year ended May
31, 2004 was primarily due to the efforts of management in keeping costs to a minimum. The largest expenses during the year ended May 31, 2004 were contract labor in the amount of $16,040. During the fiscal year ended May 31, 2005, 350,000 shares of common stock were issued to two companies in exchange for advisory services amounting to an increased expense of $112,500. Without these expenses, total general and administrative expenses for the year ended May 31, 2005 would have been $64,589. Our payroll expense accounted for approximately $53,822 of general and administrative expenses during the fiscal year ended May 31, 2005, as compared to $17,939 during the fiscal year ended May 31, 2004.

     PROFESSIONAL FEES. Our professional fees include outside legal, accounting and other professional fees. Professional fees for the fiscal year ended May 31, 2005 were $105,497, a decrease of 8% from $115,000 during the twelve months ended May 31, 2004. For the six months ended November 30, 2005, professional fees were $13,016 compared to $98,031 for the six months ended November 30, 2004. No major changes were anticipated in professional fees for the fiscal year ended May 31, 2005 as accounting services are continually provided to the company in conjunction with the audits and preparation of the financial statements. Further contributing to this category of expenses were legal fees associated with the preparation of this registration statement.

     OTHER INCOME (EXPENSE). We incurred net other expense of $27,028 for the year ended May 31, 2005 compared to $34,173 for the year ended May 31, 2004. For the six months ended November 30, 2005, net other expenses were $10,471 compared to $15,235 during the three months ended November 30, 2004. Expenses incurred in this category were comprised primarily of interest expense associated with promissory notes issued by the Company.

OFF-BALANCE SHEET ARRANGEMENTS.

     Cancer Therapeutics is not subject to any off-balance sheet arrangements.

PERSONNEL

     Cancer Therapeutics has 1 full-time employee, 2 part-time employees, and other project-based contract personnel that we utilize to carry out our business. These project-based contract personnel are temporary engagements used to assist us with laboratory experiments and research. When we have needed assistance with the processing of tumors for our Cryobank, we have utilized additional personnel to assist with our record keeping and storage procedures. We expect to hire additional personnel as we continue to execute our business plan.

LIQUIDITY AND CAPITAL RESOURCES

     Since inception, we have financed our operations from a combination of loans from our Chief Executive Officer and from business revenues. As of November 30, 2005, our primary source of liquidity consisted of $431 in cash and cash equivalents. Cancer Therapeutics has sustained significant net losses which have resulted in an accumulated deficit at May 31, 2005 and November 30, 2005 of $2,985,328 and $3,017,035, restpectively. Our losses raise doubts about our ability to continue the business of Cancer Therapeutics as a going concern. Our current financial condition is dire. We have defaulted on several loans, and are currently in settlement with the Internal Revenue Service for unpaid taxes. Consequently, we anticipate that we will require additional cash inflows from increased revenues or sales of debt or equity capital to maintain operations and/or finance substantial business initiatives that may arise. We anticipate another net loss for the year ending May 31, 2006, and with the expected cash requirements for the coming months, without additional cash inflows from an increase in revenues and from the sale of shares pursuant to this offering, we have substantial doubt as to our ability to continue to operate. In addition to these capital needs, we must raise money for research and development. We estimate that IND 8725 will cost $500,000 to $1,000,000 in research costs to receive a status of current with the FDA. We estimate that after receiving the funding, that the research and application process will take at least a year to activate IND 8725. INDs 6533 and 2792 are active INDs, which means that we are able to continue the research and development. We anticipate that it will cost at least 5-10 million dollars to obtain FDA approval for our T-cell and vaccine therapies if the FDA allows us to perform the therapies as a practice of medicine. We still may not get FDA approval even if we are able to raise funds for research and development. Our therapies may never be deemed safe and effective. We believe our present capital resources are insufficient for ongoing operation. We cannot assure you that we will be able to raise sufficient funds to further develop and market our services. Our lack of funds will materially affect Cancer Therapeutics, and may cause us to cease operations. Consequently, you could incur a loss of your entire investment in Cancer Therapeutics.

     The Company has the following loans and accrued expenses in default as of November 30, 2005:

         Creditor                           Principal Due      Interest Due
         --------                           -------------      ------------
         Robert Oldham                      $104,944           $48,527
         Immune Complex Corporation         $110,000           $29,212
         Commercial Bank                    $50,000            $2,372
         William Blalock                    $25,000            $25,514
         Internal Revenue Service           $13,720            $7,826


                                    BUSINESS


CORPORATE ORGANIZATION

     Cancer Therapeutics, Inc. was originally incorporated on May 1, 1991 in the state of Tennessee under the name "Cancer Therapeutics Incorporated." On
September 7, 2004, we reincorporated Cancer Therapeutics in the state of Delaware under its present name. Cancer Therapeutics was acquired by Immune Complex Corporation on September 15, 1998 and subsequently Immune Complex Corporation liquidated its assets (which assets included all of the then-issued shares of Cancer Therapeutics) on June 8, 2000. The shareholders of Immune Complex Corporation were issued shares of Cancer Therapeutics Incorporated on a pro rata basis.

     As a predecessor to Cancer Therapeutics, Immune Complex Corporation was incorporated in 1994, and was formed to develop vaccines for diseases including, malaria, influenza and hepatitis B. During the years that Cancer Therapeutics operated as a subsidiary of Immune Complex Corporation, the management of Cancer Therapeutics remained constant, with Robert K. Oldham acting as Chief Executive Officer. Immune Complex Corporation added Robert K. Oldham as a member of its board of directors, effective September 15, 1998. Mr. Oldham resigned from his position with Immune Complex Corporation effective June 8, 2000.


THE BUSINESS OF CANCER THERAPEUTICS

     MISSION AND VISION

     Our mission is to commercialize innovative biotherapy approaches for the treatment of cancer that will enhance the quality and length of life for cancer patients. "Biotherapy" is the use of the body's immune system, either directly or indirectly, to fight cancer or to lessen side effects that may be caused by some cancer treatments. To accomplish our mission, we offer oncologists access to our technologies and service, which we expect to increase our patient referrals. Our vision is to become a provider within the cancer treatment industry by offering advanced services to cancer patients to be used in conjunction with conventional treatment modalities. To accomplish our vision, we intend to market our services to regionally based cancer treatment markets, build a strong physician referral source, and thereby become a significant biotherapy provider in the regional markets that we serve. You can learn more about our business at www.cancer-therapeutics.com. Our website and the information contained therein, however, does not constitute a part of this prospectus.

     OVERVIEW

     We are a research-stage business that endeavors to become a U.S. producer and provider of treatments for cancer, commonly grouped under the category of "biotherapy." Based in Thomasville, Georgia, we are led by our founder and Chief Executive Officer, Dr. Robert K. Oldham, who is developing both the research and practical implementation of cellular biotherapy. We are researching and developing biotherapy services - tumor specimen storage and cellular therapies and will attempt to get approval for patient-specific vaccines - on a fee-basis to patients who have been diagnosed with a malignancy. We have not received FDA approval as it relates to any facet of our business and/or operations and, as a result, our treatments, products, and/or services have not been deemed safe or effective in any way. Our therapies may never be deemed safe and effective by the FDA.

     "Over the past two decades, the acceptance of biotherapy treatment among oncologists and cancer patients has dramatically increased." Klaus Schindhelm & Robert Nordon, EX VIVO CELL THERAPY p.55 (1999) (available to the public for purchase, and available to be viewed at a medical library for no charge). Biotherapy seeks to treat this life-altering disease by using the body's own natural defense system and is used to as a complementary treatment to conventional cancer treatment modalities. While undergoing other treatment options, principally chemotherapy, radiation, or surgery, a patient can simultaneously pursue biotherapy treatment at an affordable price (50 percent to 70 percent is currently reimbursed through private insurance).

     THE BUSINESS MODEL AND VALUE PROPOSITION

     We provide limited biotherapy services to patients on a fee-for-service basis. These services begin when a patient is diagnosed with a malignancy and continue to provide a biotherapy while a patient is receiving conventional cancer treatment: chemotherapy, radiation, and surgery. Over the next few years, we intend to create a marketing presence among oncologists and patients in the Southeast region, and continue to expand to regionally based markets throughout the U.S.

     TECHNOLOGY

     The three most standard modes of cancer  treatment  include:  chemotherapy, radiation therapy, and surgery. Each of these treatments, however, has significant limitations and can cause toxicities in fighting cancer. Since 1980, a fourth modality, biotherapy, has been used in conjunction with traditional treatments. Robert K. Oldham, FUNDAMENTALLY DIFFERENT, Cancer Biotherapy & Radiopharmaceuticals Vol. 14 No. 6 pp. 57-59 (1999) (available in medical libraries to the public for no charge). We believe that biotherapy offers an opportunity for truly specific and effective cancer treatments. Certain activated cells play a major role in the battle against cancer and methodologies are being developed to activate and expand a patient's own immune cells outside of the body and return them safely as a therapeutic cellular product. See Walter
M. Lewko, Peggy B. Hall & Robert K. Oldham, CANCER BIOTHERAPY & RADIOPHARMACEUTICALS Growth of Tumor-Derived Activated T Cells for the Treatment of Advanced Cancer, Vol. 15 No. 4 pp. 60-69 (2000)(available to the public in medical libraries for no charge). The technologies we are developing seek to emphasize the enhancement of the body's natural defense system. T-cells regulate the immune response and the expansion and infusion of activated T-cells can both activate and expand the patient's immune cells. This allows the body to create a stronger defense against cancer and its effects. Regulatory T-cells when reinfused into the body can change the way the immune system works and add to the defense system of the body See Walter M. Lewko, Peggy B. Hall & Robert K. Oldham, CANCER BIOTHERAPY & RADIOPHARMACEUTICALS Growth of Tumor-Derived Activated T Cells for the Treatment of Advanced Cancer, Vol. 15 No. 4 pp. 60-69
(2000)(available to the public in medical libraries for no charge); See also Robert K. Oldham, M.D PRINCIPLES OF CANCER BIOTHERAPY 4TH EDITION, (2004) (available to the public in medical libraries for no additional charge).

     SERVICES

     We are developing clinical services for cancer patients as well as continuous research in the biotherapy treatment of cancer pursuant to the following services:

               CRYOBANK. In this process, a patient's surgically removed tumor tissue is shipped to us, specially processed, preserved and stored in a living condition in liquid nitrogen for future use. This process of cryopreservation is very important to biotherapy in that it provides options for additional treatments such as
               Tumor Derived Activated Cells (described below), vaccines or other treatments that may be developed by other companies, should standard therapy fail or cancers recur. Our Cryobank service is a marketed service we provide to our patients and others who need to store tumors. Cryobank is not a developmental stage service, but is a tumor storage service that has continually been effective in preserving tumors as explained below. Our Cryobank service creates the largest percentage of revenue for Cancer Therapeutics and is the principal service that patients seek from us. Upon providing this service to patients, we are able to tell them of the potential benefits of our other services we are developing including Tumor Derived Activated Cells treatment and the vaccines described below.
               We started our Cryobank in 1991. We have cryopreserved (frozen in a living state) tumor biopsies, tumor cell lines (grown in vitro from original biopsy) and lymphocytes grown in vitro, in the laboratory, from the original tumor biopsy. This procedure has demonstrated that cryopreserved tumor biopsies contain similar quantities of living cells upon thawing the specimen up to 14 years later. Likewise tumor cell lines and lymphocytes can be thawed and contain similar quantities of living cells as were found before freezing. We have also been able to grow billions of cells from specimens thawed from our Cryobank. Thus, the cells are both alive and can proliferate (grow) after cryopreservation. This data on hundreds of specimens are on file with Cancer Therapeutics. We therefore believe that our Cryobank has been effective in preserving human tissue.

               TUMOR DERIVED ACTIVATED CELLS. In this process, a patient's tumor is shipped to our laboratory by overnight delivery. Using a number of specialized proprietary processes, technicians separate and recover the cancer-fighting white blood cells that a patient's immune system has produced to attack that specific cancer.

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

          These cells are known as "Tumor Derived Activated Cells" or "Tumor Infiltrating Lymphocytes." FDA-approved biological drugs, such as Interleukin-2, are used to stimulate or activate the cells' cancer-fighting functions. Using a device called a "bioreactor," the cells are grown and multiplied for therapy. At regular intervals over the course of a two-month period, the anti-cancer cells are harvested, and shipped by overnight courier to the patient's physician for infusion into the patient. The reinfusion of these activated cells can influence the status of the immune system in a positive way and help eradicate the disease. See Walter M. Lewko, Peggy B. Hall & Robert K. Oldham, CANCER BIOTHERAPY & RADIOPHARMACEUTICALS Growth of Tumor-Derived Activated T Cells for the Treatment of Advanced Cancer, Vol. 15 No. 4 pp. 60-69 (2000)(available to the public in medical libraries for no charge). We are in the developmental stage of advancing this service. We have not received FDA approval as it relates to any facet of our business and/or operations and, as a result, our treatments, products, and/or services have not been deemed safe or effective in any way We are registered and authorized to proceed with research relating to T-cell therapy pursuant to IND 2792, and IND 6533. The Food and Drug Administration's Investigational New Drug (IND) program is the means by which a company obtains permission to ship an experimental drug across state lines (usually to clinical investigators) before a marketing application for the drug has been approved. The FDA reviews the IND for safety to assure that research subjects will not be subjected to unreasonable risk. The IND application must contain information in three broad areas:

               o Animal Pharmacology and Toxicology Studies - Preclinical data to permit an assessment as to whether the product is reasonably safe for initial testing in humans. Also included are any previous experience with the drug in humans (often foreign use).

               o Manufacturing Information - Information pertaining to the composition, manufacturer, stability, and controls used for manufacturing the drug substance and the drug product. This information is assessed to ensure that the company can adequately produce and supply consistent batches of the drug.

               o Clinical Protocols and Investigator Information - Detailed protocols for proposed clinical studies to assess whether the initial-phase trials will expose subjects to unnecessary risks. Also, information on the qualifications of clinical investigators--professionals (generally physicians) who oversee the administration of the experimental compound--to assess whether they are qualified to fulfill their clinical trial duties. Finally, commitments to obtain informed consent from the research subjects, to obtain review of the study by an institutional review board (IRB), and to adhere
                    to   the   investigational   new   drug   regulations.  See
                    http://www.fda.gov/cder/regulatory/applications/ind_page_1.
                    htm.

               A more complete disclosure of our Investigational New Drug authorization from the FDA may be found in the Government Regulation section of this prospectus. We have not been able to commercialize this treatment because we have not received FDA approval. We anticipate that we will be in a developmental stage for at least five
          (5) more years. We anticipate that the following lifecycle will take place in the developmental process of Tumor Derived Activated Cells for biotherapy: Treatments using single, moderate doses of Tumor Derived Activated Cells and Tumor Infiltrating Lymphocytes cells derived from the patient's tumor:

               o Treatments using single, moderate doses of Tumor Derived Activated Cells and Tumor Infiltrating Lymphocytes cells derived from the patient's tumor;

               o Protocols employing a series of four to six moderate size doses of Tumor Derived Activated Cells and Tumor Infiltrating Lymphocytes cells derived from a patient's tumor;

               o Protocols exploring cell dose, schedule, and selection in cellular therapy;

               o Therapies using "designer T-cells" where a patient is infused with Tumor Derived Activated Cells and Tumor Infiltrating Lymphocytes cells that have been selected or genetically modified to be cytotoxic to cancer or produce large quantities of lymphokines or cytokines to destroy the tumors; and

               o Treatments that combine activated cell therapies with other agents and compounds to enhance overall efficacy.

          We anticipate that the following time frame for the lifecycle for the developmental process of Tumor Derived Activated cells:

               o Tumor biopsy specimen received via overnight carrier and into the Cryobank;

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

               o Within 4 to 6 weeks cells can be cultured and expanded to demonstrate the feasibility of producing an autologous T-cell preparation;

               o The autologous vaccine can be cryopreserved (frozen) and used any time in the coming several years when a patient might have a need for these cells;

               o With the activated T-cells, they could be grown (cultured) repetitively and administered at 2-3 week intervals as they are grown in the laboratory. Our standard protocol includes four infusions of these cells giving a life cycle of 6 to 15 weeks for the culture expansion and administration of T-cells;

               o The T-cells life cycle can be arrested and cryopreserved at any stage. These cells have been removed from our Cryobank as long as 10 years later and are still alive and active in cancer treatment;

               VACCINES. In this process, a patient's own (autologous) cancer cells can be grown in the laboratory, produced in mass quantities, and used to develop a patient-specific vaccine. More specifically, the cancer cells are cultured to develop a tumor cell line, the cells are irradiated to prevent growth, and the vials of cells are cryopreserved and shipped on dry ice back to the oncologist for patient treatment. We are in the developmental stage of advancing this process. We anticipate that we will be in a developmental stage for at least another five (5) years We have not received FDA approval as it relates to any facet of our business and/or operations and, as a result, our treatments, products, and/or services have not been deemed safe or effective in any way.

               We currently do not administer vaccines. IND 8725 ,which is our application for registration and authorization to research and develop the vaccine, is currently on "clinical hold" with the FDA which means that the vaccine cannot be administrated even for research and development until the FDA lifts the clinical hold. A more complete disclosure of our Investigational New Drug authorization from the FDA may be found in the Government Regulation section of this prospectus

     PROPRIETARY PROCESSES

     We have proprietary processes or methods of growing and activating cells. The proprietary nature of these rest in the techniques developed by Walter Lewko, Ph.D. and Robert K. Oldham, M.D., our principal scientists over the past twenty-three years. Our principal scientists have published many articles and a textbook revealing their techniques and the results of their research. We have been able to develop protocols and procedures at our laboratory that allow for optimal conditions for successful storage in our Cryobank, t-cell harvesting and vaccine growth. Our procedures and processes have only come from many years of practice. We are able to foster conditions within the laboratory that allows for more successful t-cell harvesting, vaccine growth and Cryobank storage of tumors. We have not been able to apply for certain process patents because of a lack of capital, but our principal scientists have specialized knowledge concerning the culture and activation of T-cells and the preparation of vaccines. This proprietary expertise is described within our written standard operating procedures and our research database.

     OUTLOOK

     Because many patients seeking new therapy modalities have little hope of survival, it is not surprising that these treatments have, in some cases, proven to be disappointments with only a limited percentage of patients responding to cellular therapy such as that which is provided by Cancer Therapeutics. Moreover, cellular technologies have excelled where chemotherapy, surgery, and radiation therapies have traditionally had limited success, and certain types of skin cancer and advanced kidney cancer cannot be eliminated through traditional methods. See Robert K. Oldham, M.D Principles of CANCER BIOTHERAPY 4TH EDITION, pp.1-15 (2004)(available to the public in medical libraries for no charge).

     RESEARCH AND DEVELOPMENT

     We are continually researching and developing our procedures we offer to the public. We spent approximately 15-20 hours per week during the last two fiscal years on research and development. We spent approximately $23,000 per year on research and development over the past two fiscal years. The costs of research and development have been borne by us directly, and the costs of research and development are priced into the services we offer to our patients.


THE MARKET

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

     CONVENTIONAL CANCER TREATMENT MODALITIES

     The following points briefly describe the three most common modes of cancer treatment modalities in the marketplace (as cited by the Cancer Resource Center at www.choosehope.com) (available to the public for no charge on the internet for no charge):


          SURGERY. Surgery is typically the first treatment choice and is used to remove localized cancerous tumors and surrounding cancerous tissues. Approximately 60 percent of cancer patients undergo this type of treatment. Surgical success, however, is dependent on whether the tumor has spread. Although surgery can be used in conjunction with other treatment modalities, approximately 30 - 40 percent of cancer patients are cured by surgery alone.

          CHEMOTHERAPY. Chemotherapy is used to treat cancerous cells that have spread or metastasized to other parts of the body. The treatment procedure involves either intravenously injecting or orally taking powerful anti-cancer drugs, which are administered at intermittent intervals over the course of approximately six months. The most common side effects associated with chemotherapy are nausea, vomiting, hair loss, and fatigue.

          RADIATION. Radiation therapy treats localized cancers by using high-energy particles or waves, such as x-rays or gamma rays, to destroy cancerous cells so that they will not continue multiplying. Over half of cancer patients undergo radiation therapy at some point in their treatment process. Like surgery, radiation therapy can be used in conjunction with other treatment modalities. The common side effects associated with radiation include fatigue, skin changes, and loss of appetite.

     Research has shown that cancer is a highly individualized disease. Treatments such as surgery, chemotherapy, and radiation work well for some patients, but may not be effective for others. Therefore, we believe biotherapy is an alternative treatment for cancer and is often times used in conjunction with the above modalities.

     BIOTHERAPY TREATMENT

          There are several reasons for the biotherapy treatment modality's increasing opportunity in the marketplace.

          INCREASING INCIDENCE OF CANCER. Despite the recent advancements in the diagnosis and treatment of cancer, cancer rates and the number of deaths from cancer continue to increase. According to the National Institute of Cancer, approximately 9.8 million cancer survivors were diagnosed over 20 years ago (as cited by the National Institute of Cancer website at WWW.CANCER CONTROL.CANCER.GOV) (available for no charge on the internet). In addition, over 1.36 million new cancer cases develop each year, and the incidence of the disease continues to grow at three percent to four percent per year. (as cited by the American Cancer Society website at www.cancer.org "2004 DATA AND STATISTICS") (available for no charge on the internet). Despite improvements in drug, surgical, and radiation therapies, the five-year relative survival rate for people who are living five years after diagnosis, whether in remission, disease-free, or under treatment is only 63 percent. About 563,700 Americans are expected to die of cancer every year, more than 1,500 people per day (as cited by the American Cancer Society website at WWW.CANCER.ORG "2004 DATA AND STATISTICS" (available for no charge on the internet).. Cancer is the second leading cause of death in the United States, occurring in one out of every four deaths. (as cited by the American Cancer Society website at www.cancer.org) (available for no charge on the internet). According to experts, the incidence of cancer is likely to grow in the future in response to two significant trends:

          o THE GRADUAL AGING OF THE U.S. POPULATION - About one in every eight, or 12.7 percent, of the population is an older adult. The older population in the United States is projected to more than double to about 70 million by the year 2030. Although cancer develops in people of all ages, it most often occurs in the middle aged and elderly. (as cited by the American Cancer Society website at WWW.CANCER.ORG) (available for no charge on the internet).

          o EXPOSURE OF THE PUBLIC TO CANCER CAUSING AGENTS AND FACTORS - In all actuality, lifestyle choices are the cause of most cancers. Tobacco and diet (and/or lack of exercise) accounts for 60 percent of cancer related deaths. (as cited by the American Cancer Society website at WWW.CANCER.ORG) (available for no charge on the internet).

               Within this large number of patients, the use of activated cell therapy is believed to be effective for selected solid tumors. Melanoma and kidney cancer are the primary cancers currently treated with activated

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

          cell therapy. Cellular treatment is also appropriate for patients with lung, breast, gastrointestinal, and gynecological tumors, as well.

               The projected growth in the incidence of cancer may contribute to the need for continued cancer research and development of innovative cancer therapies as well as a possible increase in the sales and manufacturing of new cancer products. The increasing prevalence of cancer and the growth in the cell therapy market may offer a great opportunity for immunotherapeutic approaches to the treatment of cancer.

     THE TARGET MARKET

     The target market for our services is composed of two different groups:

          o Individuals who have undergone conventional treatment for a newly diagnosed cancer with an uncertain cure rate, but are ultimately cured (candidates for our cryopreservation service); and

          o Individuals with cancers incurable through ordinary therapies (candidates for our cryopreservation, patient-specific vaccines, and autologous T-cell therapy services).

     ANNUAL TARGET MARKET

     Of the 1.36 million new cancer patients per year, approximately 63 percent are cured by current procedures. (as cited by the American Cancer Society website at www.cancer.org "2004 DATA AND STATISTICS") (available for no charge on the internet). We estimate that at least 50 percent of these cured patients, however, will have tumors where the cure rate is uncertain and, as a result, they may need therapeutic alternatives. By placing tumor specimens in cryopreservation, the tumors can be accessed for future therapeutic needs should the cancer recur, thereby creating a cryopreservation market that we estimate to be 300,000 patients per year.

     The second group of patients is derived from the 46 percent of the 1.36 million new cancer patients with incurable cancers, 70 percent of which are estimated to choose to access therapeutic opportunities. Many of these patients may have a need for cryopreservation services, yielding 300,000+ potential patients. This group of patients may also have some need for the patient-specific vaccine and autologous T-cell therapies. We estimate that 20 percent of this market, exceeding 50,000 patients, could require those services.

     Although these projections are based on national statistical information, it is important to note that healthcare services are generally provided at the local level, and the treatment of cancer is considered to be more regionally based, with diagnosis and treatment controlled by oncologists practicing in the local area. As such, our marketing strategy focuses on expanding through regional markets.

     STRATEGY

     We communicate with cancer specialists and with patients in search of new forms of therapy. As cancer specialists see the need to store tumor tissue for future use to benefit their patients, they have used our Cryobank for tumor storage. Patients searching the internet or discussing therapeutic options with other patients or physicians often contact us and use our Cryobank service. We have in the past and plan to continue to network opportunities to offer our other services to the users of our Cryobank.

     If incidence rates and the number of cancer deaths continue to increase then more individuals may seek biotherapy treatment to compliment conventional cancer treatments. This environment creates an opportunity for a biotherapy provider such as Cancer Therapeutics to offer cellular therapy technologies and tumor storage services to cancer patients who have encountered limited success using standard treatment modalities. Over time, we plan to market our services to other regionally based markets throughout the United States These regional markets will be expected to serve a similar sized community as the service area in Thomasville Georgia. We intend to expand contiguously in each region gradually increasing our market penetration, allowing us to meet any growing demand for biotherapy services. Our revenue model is aimed at utilizing the cellular therapies and patient-specific vaccines to recoup significant up-front costs, while the Cryobank services are used to generate continuous revenue for Cancer Therapeutics.

     Our marketing efforts will be directed at expanding awareness of our services to potential patients and providers. This increased marketing effort should alert more cancer specialists to the potential benefits of biotherapy. Biotherapy is relatively new to the healthcare marketplace. One of our obstacles to growth is to educate cancer specialists to the potential benefits their patients may receive from our services. A variety of sources may be used to stimulate customer demand in the services provided such as research publications, televised educational programs, advertisements in medical journals and patient publications, as well as lectures given by Dr. Oldham.

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

COMPETITION

     Our primary competition is other biotechnology companies and universities pursuing research and development, manufacturing, and sales in the areas of cryopreservation, activated cell therapy, and patient-specific vaccines. We plan to differentiate Cancer Therapeutics from our competitors through our strategic location, regional marketing approach, and our ability to provide clinical services that efficiently serve a specific cancer patient population, while continuing to research and develop cellular therapy technologies. We believe our location is strategic because most of the clinics we service, as well as our laboratory, are located in Thomasville, Georgia. In addition, Dr. Oldham has relationships with physicians in the southeast United States that use our services. By providing a complementary and reasonably priced treatment for patients who are not responding successfully to standard treatment modalities, we are positioned to fill a market need. Through our regional marketing approach, we plan to convert our financial performance into a high growth company. Building additional marketing networks should enable us to develop a marketing presence among oncologists' niches and patient communities in other regions of the country. As a result, we hope to establish a consistent flow of referrals and expand the business. Ultimately, cancer patients throughout the country will have access to our services and will have the opportunity to benefit from the biotherapy treatments we offer. We plan to reach patients nationwide by marketing through print, television and internet. A portion of the proceeds of this offering is intended to be used for this purpose. We have been limited by lack of capital for nationwide marketing in the past. We believe that increased advertising will increase the amount of physicians and patients using our services.

     We compete with a number of competing biotechnology companies located throughout the United States. Our competitors are focused principally on the research and development of products. We anticipate an ability to attract oncologists and patients seeking biotherapy clinical services - both for storage and therapeutic purposes.

     Several of our cryopreservation competitors store and preserve tumor tissues. Unlike Cancer Therapeutics, however, these companies ship the tumor tissue to other biotech companies for cellular activation and patient-specific vaccines because such services are not available at the facility. We believe that Cancer Therapeutics maintains a competitive advantage in the area of cryopreservation through our integrated approach, providing storage services and also producing cellular activation therapy for cancer treatment. By providing this continuum of services, we ensure the safety of the tissue specimen as well as save time for the patient.

     Finally, our business approach which includes a marketing strategy that is expected to increase the number of patient referrals by honing in on regionally based oncology markets is unique to Cancer Therapeutics. Through this regional approach, we anticipate that we will meet the increasing demand for biotherapy services in the marketplace.

     TUMOR DERIVED ACTIVATED CELLS COMPETITOR:

          XCYTE THERAPIES, INC., Seattle, Washington - Xcyte Therapies is a biotechnology company that develops and commercializes cell-based therapeutic products that attempt to harness the power of the immune system to treat cancer, infectious disease and autoimmune disease. Xcyte's website is located at WWW.XCYTE.COM and available to the public for no charge.

     PATIENT-SPECIFIC VACCINE COMPETITORS:

          ANTIGENICS, INC. New York - Antigenics, Inc. is a public biotechnology company that is developing patient-specific (autologous) cancer vaccines by extracting selected "heat shock" proteins from cell surface of patient's own tumor tissue. More information about Antigenics, Inc. can be found on their website at WWW.ANTIGENICS.COM and available to the public for no charge.
          AVAX TECHNOLOGIES INC. Kansas City, Missouri - AVAX Technologies is a public company that produces a patient-specific (autologous) cancer vaccine by treating a patient's own tumor cell with dinitrophenyl (DNP), a chemical that they claim helps trigger immune responses. More information about AVAX Technologies Inc. can be found on their website at HTTP://WWW.SIERRAHOTELPRODUCTIONS.COM/AVAX and available to the public for no charge.
          INTRACEL CORPORATION. Rockville, Maryland - Intracel Corporation is a private biopharmaceutical company headquartered in the Netherlands and operating in the United States that develops and commercializes vaccines and immunotherapeutic products for cancer. More information about Intracel Corporation can be found on their website at WWW.INTRACEL.COM and available to the public for no charge.

     CRYOPRESERVATION COMPETITOR:

          CRYOMA LABORATORIES, INC., Cleveland, Ohio - Cryoma Laboratories is a private company that offers tumor cell banking services and informational services for cancer patients. They identify patients that might benefit from new treatment therapy and ship the tumor tissue to another biotech company for patient-specific vaccines and gene therapy. More information about Cryoma Laboratories, Inc. may be found on their website at WWW.CRYOMA.COM and available to the public for no charge. Cryoma Laboratories is closing down its tumor bank, and we have agreed to receive their tumors in our Cryobank for storage. We anticipate that this will increase our cryobank business over the next year.

          We received information about our competitors from their websites.

GOVERNMENTAL APPROVAL

     Our Cryobank function is a storage facility for tumors that does not require FDA approval. Cryobank is the storage of body tissue and fluids at very low temperatures to preserve them for later use by physicians. Because the use of the tumors is regulated by the FDA not the storage process, we have never been regulated by the FDA for our storage process. We are able to provide this service to patients and physicians without governmental approval. We have been providing Cryobank services since 1991 to physicians and patients. It is not unlikely that a governmental regulation will be imposed specific to Cryobank requiring registration and an application process in the future. No such governmental regulation exists, however, for tumor storage currently.

     To continue to research  and develop the T-cell and vaccine  treatments  we need permission from the Food and Drug Administration. We have made Investigational New Drug Applications with the Food and Drug Administration for these treatments. We are authorized and registered pursuant to IND 2792, and IND 6533 to research and develop the T-cell therapy. We have not had the proper funding to sufficiently research and develop IND 2792 and IND 6533. As a result of this limited funding we have no activity using IND 6533 in 2004, and only one instance in 2004 using IND 2792.

     We do not have permission to research and develop our Vaccine treatment because our once approved IND 8725 is on clinical hold by the Food and Drug Association. It is on hold with the FDA because we did not have enough funding to pursue its approval. The IND 8725 clinical hold has had little effect upon our business because we have never had the funding to pursue the research and development necessary to develop this treatment anyway.

     The FOOD AND DRUG ADMINISTRATION'S Investigational New Drug (IND) program is the means by which a company obtains permission to ship an experimental drug across state lines (usually to clinical investigators) before a marketing application for the drug has been approved. The FDA reviews the IND for safety to assure that research subjects will not be subjected to unreasonable risk. The IND application must contain information in three broad areas:

          o Animal Pharmacology and Toxicology Studies - Preclinical data to permit an assessment as to whether the product is reasonably safe for initial testing in humans. Also included are any previous experience with the drug in humans (often foreign use).

          o    Manufacturing   Information  -  Information   pertaining  to  the
               composition, manufacturer, stability, and controls used for manufacturing the drug substance and the drug product. This information is assessed to ensure that the company can adequately produce and supply consistent batches of the drug.

          o Clinical Protocols and Investigator Information - Detailed protocols for proposed clinical studies to assess whether the initial-phase trials will expose subjects to unnecessary risks. Also, information on the qualifications of clinical investigators--professionals (generally physicians) who oversee the administration of the experimental compound--to assess whether they are qualified to fulfill their clinical trial duties. Finally, commitments to obtain informed consent from the research subjects, to obtain review of the study by an institutional review board (IRB), and to adhere to the
               investigational       new       drug       regulations.       See
               HTTP://WWW.FDA.GOV/CDER/REGULATORY/APPLICATIONS/IND_PAGE_1.HTM

     While an Investigational New Drug is current with the Food and Drug Administration, we can only use the drug for research. Accordingly, each of our patient agreements are premised on a research basis for that patient.

     We received a warning letter from the FDA on November 18, 2003. We were warned in the letter that our website revealed serious regulatory problems involving representations made about the autologous vaccine and the T-cell treatment as being safe and effective treatments. The FDA stated in the letter that the claims classify our treatments as "drugs" as defined by the FDA, and that this was a violation of law. We were admonished to correct these violations. Failure to correct these violations may result in regulatory action such as seizure and /or injunction without further notice. We made the necessary changes and responded to the FDA that we had complied with its warning letter. We were inspected by the FDA in May of 2004 and did not receive any further comments relating to the warning letter. Due to this warning letter we limited our representation on our website. We have continued to represent that no such statement was made, and that the treatments provided by Cancer Therapeutics are experimental. Since the visit to our facilities, we have not received any further correspondence from the FDA.

     It is difficult to estimate the costs and time frames associated with achieving FDA approval for INDs 2792, 6533 and 8725. IND 2792 is the closest to approval since there are many companies and clinics utilizing cellular therapy with activated T-cells. There are at least two possible scenarios :

          o The FDA could change its regulations to classify cellular therapies as the practice of medicine, similar to autologous bone marrow transplantation, then these cellular therapies could become available and more heavily utilized soon. The main hindrance to cellular therapy is the long, difficult and expensive process for achieving registration with the FDA for a biologic product.

          o If the FDA continues to regulate cellular therapies as if it is a new biologic product, it may take several years to gain approval for activated T-cells under this IND.

     With regard to the autologous vaccine therapy, we estimate that it may take 5-10 years to receive approval under IND 6533 and/or 8725.

     Failure to receive FDA approval will have a substantially detrimental effect upon our ability to grow and create additional revenue. We believe that, without FDA approval, Cancer Therapeutics will be unable to grow successfully and achieve economies of scale insofar as our operating costs are concerned. Consequently, we might have to discontinue our business. In the event that FDA approval is never granted, we will only be able to service patients who want to use our Cryobank for storage of their tumors . Our services we provide are experimental and we are unable to make claims concerning the effectiveness of the treatments. It is difficult to determine the efficacy of the treatments we provide because usually our patients are being treated by conventional medical treatments also. Our services are not the "cure" for cancer, but it is our goal to develop our services to enhance the body's ability to battle cancer. We attempt to measure the efficacy of our treatments by monitoring our patients' progress with and without our services.

     No progress has been made in furthering IND 2792, 6533 or 8725 towards FDA approval. It is difficult to determine the cost of developing these Investigational New Drugs because the cost is directly related to our ability show whether or not the T-cell and vaccine therapies are safe and effective treatments. We estimate that IND 8725 will cost $500,000 to $1,000,000 in research costs to receive a status of current with the FDA. We estimate that after receiving the funding, that the research and application process will take at least a year to activate IND 8725. INDs 6533 and 2792 are active INDs, which means that we are able to continue the research and development. We plan to conduct more research and attempt to show that the T-cell and Vaccine therapies are safe and effective. We do not have any plans to further develop the T-cell and vaccine therapies without funding. If we are able to prove that the therapies are safe and effective as a part of the practice of medicine we anticipate that the process to be fully FDA approved will take at least 5 years and 5 million to 10 million dollars for each IND for research and development.

     The following table sets forth the status, timeline, estimated costs and milestones specific to each IND:

                             IND 2972                         IND 6533                      IND 8725
                             -----------------------------------------------------------------------

IND Description            Autologous T-Cell        Autologous DNP Conjugated      AUTOLOGOUS VACCINE
                           Therapy for Cancer       Vaccine for Melanoma
-------------------------- ------------------------ ------------------------------ ------------------------------
Steps Completed            Phase I/II studies       Phase I/II studies completed   LABORATORY SOPS DONE
                           completed and            and published by others
                           published, but the FDA   using a similar DNP
                           will need multiple       Conjugated Vaccines. The FDA
                           Phase II studies         will need multiple Phase II
                           completed and            studies completed and
                           published.               published.
-------------------------- ------------------------ ------------------------------ ------------------------------
Current Status             FDA registered and       FDA registered and given       CLINICAL HOLD PENDING
                           given authorization to   authorization to proceed       RESOLUTION OF VACCINE
                           proceed                  with this  vaccine             PREPARATION/QUALITY CONTROL
                                                    preparation                    ISSUES WITH FDA
-------------------------- ------------------------ ------------------------------ ------------------------------
Next Steps                 Continued Phase II       Determine feasibility of       RESOLVE FDA ISSUES
                           testing with             testing this vaccine. If CTI
                           refinements in           proceeds, similar
                           clinical protocol        costs/timelines/ milestones
                                                    as 8725
-------------------------- ------------------------ ------------------------------ ------------------------------
Phase II Studies
-------------------------- ------------------------ ------------------------------ ------------------------------
o        Timeline          1-2 years                1-2 years                      1-2 YEARS
-------------------------- ------------------------ ------------------------------ ------------------------------
o        Est. Costs        $2-4 M (100 patients     $1-2 M  (100 patients at a     $1-2 M  (100 patients at a
                           at a cost of             cost of $10,000-$20,000 per    cost of $10,000-$20,000 per

                                       20

                           $10,000-$20,000 per      patient)                       patient)
                           patient)
-------------------------- ------------------------ ------------------------------ ------------------------------
o        Milestones        Proof of principle ( a   Proof of principle ( a         PROOF OF PRINCIPLE ( a
                           complete and durable     complete and durable           complete and durable
                           response, remission,     response, remission, for       response, remission, for
                           for more than 5-10       more than 5-10 years)with      more than 5-10 years) with
                           years) with tumor        evidence of immune/tumor       evidence of immune/tumor
                           responses                responses                      responses
-------------------------- ------------------------ ------------------------------ ------------------------------
Phase III Studies
-------------------------- ------------------------ ------------------------------ ------------------------------
o        Timeline          2-4 years                2-4 years                      2-4 YEARS
-------------------------- ------------------------ ------------------------------ ------------------------------
o        Est. Costs        $5M - $10M               $5M - $10M                     $5M - $10M
-------------------------- ------------------------ ------------------------------ ------------------------------
o        Milestones        EFFICACY DATA WITH       EFFICACY DATA WITH LONGER      EFFICACY DATA WITH LONGER
                           LONGER TTP OR OS         TTP or OS                      TTP OR OS
-------------------------- ------------------------ ------------------------------ ------------------------------
SOP = Standard Operating Procedures   TTP=Time to Progression  OS=Overall Survival


PRINCIPAL SUPPLIERS

     We receive laboratory and healthcare supplies from a variety of suppliers. We do not anticipate a shortage of materials necessary to operate our business. The following are the supplies we need on a regular basis and the suppliers we presently use:

        Baxter Healthcare-      Cell culture supplies
        BEC Laboratories-       Microbes for quality assurance testing
        BioWhittaker-           Tissue culture media, endotoxin testing kit
        Daigger-                Laboratory supplies
        Gibco/Invitrogen-       Tissue culture media, reagents
        Holox/Linde Gas-        Liquid nitrogen, carbon dioxide
        HyClone Laboratories-   Culture media/serum
        Laboratory Supply Co.-  Laboratory supplies
        Sigma Chemical Co.-     Chemicals, tissue culture reagents

ENVIRONMENTAL EFFECTS

     We have not incurred and do not anticipate incurring costs in complying with federal, state and local environmental laws because we use materials that are common in medicine and the procedures for handling and disposing of materials used is well established. We do not anticipate that our biotherapy will have any adverse effects on the environment because we dispose of all biological and medical materials in the same manner as other medical clinics.

DESCRIPTION OF PROPERTY

     Cancer Therapeutics does not own any real property. We lease our building located at 210 West Hansell Street, Thomasville, GA from the hospital in Thomasville. There is approximately 1500 square feet on the premises. We use an estimated 1,000 square feet as a lab and about 500 square feet for offices. We store tumors on site. We have not yet adopted any policies regarding investment in real property, as we do not expect to make any real estate purchases in the foreseeable future.

DESCRIPTION OF OPERATIONS

     Robert Oldham, M.D. and Walter Lewko Ph.D. serve as the primary operators of the core business of Cancer Therapeutics. Dr. Oldham handles all of the patient consulting and therapies. Mr. Lewko is responsible for operating the Cryobank and is responsible for the processing of incoming tumors and cultures. Both Dr. Oldham and Mr. Lewko participate in the research and development of vaccines and t-cell treatment. We have not received FDA approval as it relates to any facet of our business and/or operations and, as a result, our treatments, products, and/or services have not been deemed safe or effective in any way.

     New requests from patients and cancer specialists are processed by Mr. Lewko. Patients have traveled from all over the United States to consult with Dr. Oldham, to use our Cryobank and receive our and T-cell services. Most of our patients, however are based in and around southeast Georgia. Cancer specialists use the Cryobank, t-cell services provided by Cancer Therapeutics and administer to their own patients. We hope to provide vaccine services as soon as we can afford to attempt to get approval for our Investigational New Drug application relating to our vaccine therapy.

     Our bookkeeping, financial reports, and related services are provided by Chene Gardner, our Chief Financial Officer on a day-to-day basis.


DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS

Directors and Executive Officers

Name                                               Age             Position(1)
----                                               ---             --------
Robert K. Oldham, M.D.                              61             Chief Executive Officer and Director
Michael Low                                         49             Secretary and Director
Chene Gardner                                       40             Chief Financial Officer and Director

(1) Officers hold their position at the pleasure of the board of directors, absent any employment agreement.

     Robert K. Oldham, M.D., age 61, is the Chief Executive Officer of Cancer Therapeutics and is a member of the Cancer Therapeutics board of directors. Dr. Oldham has been the Chief Executive Officer of Cancer Therapeutics since 1991. He was appointed to the board of directors of Cancer Therapeutics since the inception of Cancer Therapeutics and currently serves on the board of directors for a one-year term expiring August, 2005. Prior to his association with Cancer Therapeutics, from 1975 to 1980, Dr. Oldham was a research-oriented medical oncoligist at Vanderbilt University and the National Cancer Institute. He has published a variety of papers on the use of activated cells and has extensive expertise in the development and use of monoclonal antibodies for cancer therapy. From June 2002 to December, 2002, Dr. Oldham was a scientific consultant to Xcyte Therapies, Inc., a biotechnology company which commercializes cancer therapeutic products. Until recently, from April, 2002 thru October, 2004, Dr. Oldham served as a scientific consultant to Cell Genesys Inc., (Foster City, California) a company that develops and commercializes biological therapies for cancer. Dr. Oldham currently serves as a scientific consultant to NycoMed-Amersham, a British health care company, and as Consulting Medical Director of CBA Pharma, (Lexington, Kentucky), a company that develops and distributes biopharmaceutical products. He also serves as Associate Medical Director of the Singletary Oncology Center, in Thomasville Georgia. Dr. Oldham is not a director of any other company filing reports pursuant to the Securities Exchange Act of 1934. Dr. Oldham spends approximately 35 business hours per month working for Cancer Therapeutics.

     Michael Low, age 49, is a member of the Cancer Therapeutics, Inc. board of directors and serves as corporate secretary. Mr. Low was appointed by the board of directors of Cancer Therapeutics in August, 2004 for a one-year term, expiring August, 2005. In addition to his association with Cancer Therapeutics, since March 2003, Mr. Low has been Chief Executive Officer for Advisory Services, founder and executive director of Healthcare Enterprise Group PLC, an international healthcare products distribution company, with a strategic focus on specialized, high-value products and markets. Based in London, Healthcare Enterprise Group PLC is listed on the Alternative Investment Market of the London Stock Exchange and is the parent corporation of Healthcare Enterprise Group, Inc., in which Mr. Low has served as the Chief Executive Officer since November 1998. Healthcare Enterprise Group, Inc. is a healthcare advisory company based in Los Angeles. Mr. Low holds a Masters degree in Public Administration from the University of Southern California. Mr. Low is not a director of any other company filing reports pursuant to the Securities Exchange Act of 1934. Mr. Low spends approximately 5 hours per month in his position and director and corporate secretary for Cancer Therapeutics.

     Chene Gardner, age 40, is the Chief Financial Officer of Cancer Therapeutics and a member of the Cancer Therapeutics board of directors. Mr.
Gardner was appointed to the board of directors of Cancer Therapeutics in August, 2004 for a one-year term expiring August, 2005. Mr. Gardner has served as Chief Financial Officer to Cancer Therapeutics since May, 2004. Mr. Gardner also serves as the Chief Financial Officer of Synerteck Incorporated and as the Financial Controller of SportsNuts, Inc. He has served in these capacities for Synerteck and SportsNuts since March, 2001 and September, 1999, respectively. Synerteck is an information technology services company and SportsNuts, the parent corporation of Synerteck, is a sports management and marketing company. Prior to his association with SportsNuts, from January, 1997 to September, 1999, Mr. Gardner served as Financial Manager for Aluminum Builders, Inc., a producer of various home improvement items. Mr. Gardner also has five years of auditing and accounting experience with the firm of Deloitte & Touche LLP from June 1990 to August, 1995, serving clients in the banking, manufacturing, and retail industries. Mr. Gardner holds Bachelor and Master of Accounting degrees from Weber State University. Mr. Gardner is a director of Synerteck Incorporated, a company which files reports pursuant to the Securities Exchange Act of 1934. Mr. Gardner spends approximately 20 business hours per month in his position as Chief Financial Officer and director of Cancer Therapeutics.

Other Key Personnel

     Walter Lewko, Ph.D., age 55, is the principal biochemist/immunologist of Cancer Therapeutics. Dr.

Lewko was retained by Cancer Therapeutics in September, 1992, and is responsible for laboratory research and production. Prior to his association with Cancer Therapeutics, from 1986 to 1989, Mr. Lewko was the Section Head of Tumor Cell Biology at Biotherapeutics, Inc., a cancer therapy company developing cellular treatments for cancer. Mr. Lewko was responsible for growth of tumor cell lines fortherapeutic programs. These responsibilities included the large-scale generation of seed-stock cells for bioreactors. Prior to Biotherapeutics, Dr. Lewko held various university and government research positions. Mr. Lewko is not a director of any company which files reports pursuant to the Securities Exchange Act of 1934.

     John D. Thomas, J.D., age 32, is general legal counsel for Cancer Therapeutics. Mr. Thomas was retained by Cancer Therapeutics in May, 2004, and is responsible for all general legal matters of Cancer Therapeutics. Prior to his association with Cancer Therapeutics, Mr. Thomas practiced general corporate law for various small clients as a sole practitioner from June, 2003 until the present. Mr. Thomas practiced law as a litigator for the Law Offices of Kirk A. Cullimore from September, 2002 until April, 2003. Mr. Thomas was general counsel for LIFE International LLC, an international corporate services firm specializing in estate planning and international corporate law, from September, 2000 until September, 2002. Mr. Thomas practiced general corporate law as a sole practitioner from November, 1999 until September, 2000. Mr. Thomas holds a Juris Doctor degree from Texas Tech University School of Law and is licensed to practice law in Texas and Utah. Mr. Thomas is not a director of any company which files reports pursuant to the Securities Exchange Act of 1934.


Board of Directors Meetings and Committees

     BOARD OF DIRECTORS. Although various items were reviewed and approved by unanimous written consent of the board of directors during the fiscal year ended May 31, 2004, the board held no physical meetings during such fiscal year.

     AUDIT COMMITTEE. Cancer Therapeutics has recently created an Audit Committee of the board of directors. The Audit Committee is responsible for determining the application of financial reporting and internal control principles, as well as reviewing the effectiveness of our financial reporting, internal control and risk management procedures, and the scope, quality, and results of our external audit. Our Audit Committee consists of Michael Low and Chene Gardner. The Audit Committee has reviewed and approved our audited financial statements included in this prospectus. Chene Gardner serves as our Audit Committee Financial Expert for purposes of Item 401 of Regulation S-B of the Securities Act of 1933 and the Securities Exchange Act of 1934. Mr. Gardner is not independent because he is an officer and principal shareholder of Cancer Therapeutics.


                             EXECUTIVE COMPENSATION


     The following table sets forth certain information regarding the annual and long-term compensation for services rendered in all capacities during the fiscal years ended May 31, 2005, 2004, 2003, and 2002 of Robert K. Oldham, M.D., our Chief Executive Officer, and John D. Thomas, our Corporate Counsel. No other executive officers of Cancer Therapeutics received more than $100,000 in total salary and bonus during these periods. Although Cancer Therapeutics may, in the future, adopt a stock option plan or a stock bonus plan, no such plans exist. We did not issue any shares, options, units, or other rights to any of our executive officers during the fiscal year ended May 31, 2005.

SUMMARY COMPENSATION TABLE



                                                                                  Long-Term
                                                                                 Compensation
                                                                                 ------------

                       Annual Compensation Awards Payouts
                       ----------------------------------

                                                                                    Securities
       Name and                                         Other Annual   Restricted   Underlying    LTIP     All Other
  Principal Position      Year      Salary     Bonus    Compensation  Stock Awards   Options    Payouts   Compensation
  ------------------      ----      ------     -----    ------------  ------------   -------    -------   ------------

 Robert K. Oldham,        2005      $     0    $    0   $        0    $        0            0          0  $         0
 M.D.                     2004            0         0            0             0            0          0            0
 CEO                      2003            0         0            0             0            0          0            0
                          2002            0         0            0             0            0          0            0

                                       23

 John D. Thomas(1)        2005      $     0    $    0   $        0    $        0            0          0  $         0
 Corporate Counsel                        0         0            0             0            0          0  $         0
                          2004            0         0      487,500             0            0          0            0
                          2003            0         0            0             0            0          0            0
                          2002            0         0            0             0            0          0            0

     (1) On May 10, 2004, we issued 1,300,000 shares of our common stock to John D. Thomas J.D., as compensation for various corporate and commercial legal services provided during the spring and summer of 2004. The value of the shares at the date of issuance was $0.375 per share or $487,500.

EMPLOYMENT AGREEMENTS

     On May 15, 2004, we concluded an agreement with Chene Gardner, our Chief Financial Officer, to receive accounting and financial services. The agreement originally called for an engagement fee of $50,000, but has subsequently been amended to provide instead for the payment of one million shares of Cancer Therapeutics Stock and a cash payment of $2,000. The shares are non-refundable and, although we may execute a subsequent employment agreement with Mr. Gardner, the agreement provides for no other payments in the future. None of our other executive officers is subject to an employment agreement with Cancer Therapeutics.

COMPENSATION OF DIRECTORS

     Although we anticipate compensating the members of the Cancer Therapeutics board of directors in the future at industry levels, the current members are not paid cash compensation for their service as directors. Each director may be reimbursed for certain expenses incurred in attending board of directors and committee meetings. We are contemplating the issuance of stock or stock options to our directors for their service on the Cancer Therapeutics board of directors.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 28, 2004, we issued and sold 200,000 shares of our common stock, together with a warrant to acquire 1,300,000 shares of our common stock at an aggregate purchase price of $25,000, to Healthcare Enterprise Group, Inc., in exchange for $75,000 in cash proceeds. Healthcare Enterprise Group is a principal shareholder of Cancer Therapeutics and Michael Low, a director and Secretary of Cancer Therapeutics, is the Chief Executive Officer of Healthcare Enterprise Group. Assuming the warrant is exercised, the average purchase price of the shares acquired was $0.067 per share.

     On September 10, 2004, we issued 400,000 shares of our common stock in satisfaction of $50,000 owed to Kenneth I. Denos, P.C., a professional corporation, in connection with an engagement dated July 20, 2004. The value of our shares for purposes of satisfying this obligation was determined to be $0.375 per share. Kenneth I. Denos is the sole shareholder and President of Kenneth I. Denos, P.C.

     On September 10, 2004, we issued 1,000,000 shares of our common stock in satisfaction of $50,000 owed to our Chief Financial Officer in connection with an engagement for accounting services dated May 15, 2004. The value of our shares for purposes of satisfying this obligation was determined to be $0.375 per share. This satisfied the original obligation of $50,000 and caused an additional expense of $50,000 to be incurred.

     On September 15, 2004, we issued 400,000 shares of our common stock pursuant to the conversion of a promissory note for $125,000 issued by Cancer Therapeutics in 2001 to Robert K. Oldham, M.D., our Chief Executive Officer. The value of our shares for purposes of this conversion was $0.313 per share. After the conversion of this promissory note, notes payable to related parties was reduced from $364,944 to $239,944. There are no obligations in default of these notes payable to related parties. We are currently in negotiations to extend the terms of these notes payable.

     On September 20, 2004, we issued 200,000 shares of our common stock in satisfaction of $75,000 owed to Healthcare Enterprise Group, Inc. for healthcare advisory services rendered to Cancer Therapeutics pursuant an advisory agreement dated January 8, 2001. The value of our shares for purposes of this debt conversion was $0.375 per share. Healthcare Enterprise Group is a principal shareholder of Cancer Therapeutics and Michael Low, a director and Secretary of Cancer Therapeutics, is the Chief Executive Officer of Healthcare Enterprise Group.

     On September 20, 2004, we issued 150,000 shares of our common stock in connection with the execution of a financial advisory agreement with Industrial Management & Equity Limited, which is owned and controlled by Lyndon Gaborit. As part of the engagement, Industrial Management & Equity Limited undertakes to assist Cancer Therapeutics in expanding its business in Europe, including advice regarding joint ventures, agreements, or business combination transactions with other European companies as approved by our management. We estimate that the value of the services provided by Industrial Management & Equity Limited was $56,250 or $0.375 per share. Mr. Gaborit is a member of the board of directors of Healthcare Enterprise Group, Inc., a principal shareholder of Cancer Therapeutics. Although we continue to seek opportunities for our business in North America and Europe, we have had no contact, discussions, proposals, arrangements, or understandings with any other business regarding the possibility of an acquisition or merger.

     Cancer Therapeutics owes $110,000 as of May 31, 2005, in the form of an unsecured promissory note due to Immune Complex Corporation, a company which our CEO, Robert K. Oldham is a minority shareholder. Mr. Oldham holds an estimated 4% of Immune Complex Corporation. Immune Complex Corporation has no operations or revenue and is being dissolved by the majority shareholders currently. The note carries an interest rate of 8% and was due May 1, 2004. This unsecured promissory note is in default. The accrued interest balance due on this note at May 31, 2005 and August 31, 2005 was $24,800 and $27,018, respectively.

     We have issued an unsecured promissory note payable to our CEO, Robert K. Oldham. As of May 31, 2005, the balance owing was $104,944 with an interest rate of 6% per year. The accrued interest balance due on this note at May 31, 2005 and August 31, 2005 was $45,370 and $46,957, respectively.

     We have issued an unsecured promissory note payable to William Blaylock, a significant shareholder and past member of our board of directors. As of May 31, 2005, the balance owing Mr. Blaylock was $25,000 with an interest rate of 9% per year. The accrued interest balance due on this note at May 31, 2005 and August 31, 2005 was $24,386 and $24,953, respectively.

     The transactions described above were, in each case, independently negotiated and approved by a majority of our disinterested directors. The valuations of our shares in each issuance during 2004 were determined by our board of directors, taking into account the perceived tangible and intangible benefits of the services provided, debt forgiven, and association with Cancer Therapeutics, including the fact that Cancer Therapeutics was, at the time of issuance, a privately-held company with minimal revenues, assets, and significant negative shareholder equity. We recorded the expenses related to the issuance of shares for services during the periods incurred. This disclosure of certain relationships and related transactions is complete and updated through July 23, 2005.


                                 DIVIDEND POLICY

     We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain our future retained earnings for use in our operations and the expansion of our business. Further, our subsequent financing arrangements may prohibit our ability to pay dividends in the future.



            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our shares are not presently traded on any exchange or quotation medium and have never been traded publicly. We also intend to seek a NASD-registered broker dealer to submit an application for our shares to trade on the OTC Electronic Bulletin Board. Although we will seek to obtain a market for the resale of our shares, we cannot guarantee that our shares will trade on the OTC Electronic Bulletin Board or any other exchange or quotation medium.

     Cancer Therapeutics has 4,097,688 shares of common stock outstanding held by 139 shareholders of record, and warrants outstanding to purchase 1,300,000 shares of common stock held by Healthcare Enterprise Group, Inc. The warrants will become exercisable on January 1, 2005. We have agreed to register all shares of Cancer Therapeutics that are currently outstanding, and we are obligated in the future to register the shares that will be received from the exercise of the warrants held by Healthcare Enterprise Group.

     Although we are not restricted or limited by contract from paying dividends, certain provisions of Delaware law may prohibit the payment of dividends unless such dividends are made from surplus or net earnings. We have never issued a dividend in the history Cancer Therapeutics and do not intend to issue dividends in the future.

     We have not authorized any issuances of our securities pursuant to an equity compensation plan.

     We have issued shares of our common stock to the following service providers pursuant to individual agreements as described below:

     o JOHN THOMAS. On May 10, 2004, we agreed to issue 1,300,000 shares of our common stock to our corporate counsel for various corporate and commercial legal services provided during the spring and summer of 2004.

     o CHENE GARDNER. On September 10, 2004, we agreed to convert a preexisting obligation to pay $50,000 to our Chief Financial Officer into 1,000,000 shares of our common stock and $2,000 in cash.

     o KENNETH I. DENOS, P.C. On September 10, 2004, we agreed to convert a preexisting obligation to pay $100,000 to our securities counsel into 400,000 shares of our common stock and $50,000 in cash.

     o HEALTHCARE ENTERPRISE GROUP, INC. On September 20, 2004, we agreed to issue 200,000 shares of our common stock to Healthcare Enterprise Group, Inc. in exchange for satisfaction of preexisting obligations of Cancer Therapeutics pursuant to a healthcare advisory services agreement entered into with Healthcare Enterprise Group on January 8, 2001.

     o INDUSTRIAL MANAGEMENT & EQUITY LIMITED. On September 20, 2004, we agreed to issue 150,000 shares of our common stock in connection with a financial advisory services agreement concerning business and financial opportunities of Cancer Therapeutics in the United Kingdom and continental Europe


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Cancer Therapeutics' common stock as of February 6, 2006, by (i) each person (or group of affiliated persons) who is known by us to beneficially own more that 5% of the outstanding shares of our common stock, (ii) each director and executive officer of Cancer Therapeutics, and (iii) all executive officers and directors of Cancer Therapeutics as a group. Unless indicated otherwise, the address for each officer, director and 5% stockholder is c/o Cancer Therapeutics, Inc., 210 West Hansell Street, Thomasville, Georgia 31792.

                                        SHARES BENEFICIALLY OWNED PRIOR TO         SHARES BENEFICIALLY OWNED FOLLOWING
                                                      OFFERING                               MAXIMUM OFFERING
                                                      --------                               ----------------
DIRECTORS, EXECUTIVE OFFICERS AND
5% STOCKHOLDERS                           NUMBER              PERCENT OF CLASS(1)    NUMBER         PERCENT OF CLASS(1)
---------------                           ------              ------------------     ------         -------------------

Robert K. Oldham, M.D. (2)                428,211               10.45%                428,211               8.40%

Michael K. Low(3)                        1,700,000              31.49%               1,700,000             26.57%

Healthcare Enterprise Group, Inc.                                                    1,700,000             26.57%
(4)                                      1,700,000              31.49%

Chene Gardner(5)                         1,000,000              24.40%               1,000,000             19.62%

David L. Ross(6)                         1,300,000              24.08%               1,300,000             25.50%

Kenneth I. Denos(7)                       400,000                9.76%                400,000               7.85%

Kenneth I. Denos, P.C. (8)                400,000                9.76%                400,000               7.85%

Lyndon Gaborit(9)                        1,850,000              34.27%               1,850,000             28.92%
                                         ---------              ------               ---------             ------
All Officers and Directors as a
Group (3 Persons)                        3,128,211              57.95%               3,128,211             48.90%

(1) For each shareholder, the calculation of percentage of beneficial ownership prior to this offering is based upon 4,097,688 shares of common stock outstanding and shares of common stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The calculation of percentage ownership following this offering is based upon 5,097,688 share of common stock outstanding, and shares of common stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder did not purchase any shares in this offering and has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

(2) Chief Executive Officer and Director. Includes 428,211 shares of common stock held directly by Dr. Oldham.

(3) Secretary and Director. Includes 400,000 shares of common stock held by Healthcare Enterprise Group, Inc. of which Mr. Low serves as the Chief Executive Officer. Also includes 1,300,000 shares of common stock issuable upon exercise of warrants held by Healthcare Enterprise Group that are not currently exercisable and will not become exercisable within 60 days.

(4) Principal shareholder. Includes 400,000 shares of common stock held directly by Healthcare Enterprise Group, Inc. Also includes 1,300,000 shares of common stock issuable upon exercise of warrants held by Healthcare Enterprise Group that are not currently exercisable and will not become exercisable within 60 days. Healthcare Enterprise Group, Inc. is a wholly-owned subsidiary of Healthcare Enterprise Group PLC, a corporation traded on the Alternative Investment Market of the London Stock Exchange. Under the ownership attribution rules of the Alternative Investment Market, Michael Low and Stuart Bruck are the only two persons holding more than ten percent of the shares of Healthcare Enterprise Group PLC. Mr. Low and Mr. Bruck each hold 20.31% and 21.92%, respectively, of the shares of Healthcare Enterprise Group PLC.

(5) Chief Financial Officer and Director. Includes 1,000,000 shares of common stock held directly by Mr. Gardner.

(6) Principal Shareholder. Includes 1,300,000 shares of common stock held directly by Mr. Ross.

(7) Principal shareholder. Includes 400,000 shares of common stock held by Kenneth I. Denos, P.C. of which Mr. Denos is the President and sole shareholder.

(8) Principal shareholder. Includes 400,000 shares of common stock held directly by Kenneth I. Denos, P.C.

(9) Principal shareholder. Includes 150,000 shares of common stock held by LG Investment Trust, a family trust formed for the benefit of immediate family members of Mr. Gaborit, and 400,000 shares of common stock held by Healthcare Enterprise Group, Inc. of which Mr. Gaborit serves as a member of the board of directors. Also includes 1,300,000 shares of common stock issuable upon exercise of warrants held by Healthcare Enterprise Group that are not currently exercisable but will become exercisable within 60 days.


                            DESCRIPTION OF SECURITIES

COMMON STOCK

     Cancer Therapeutics is authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. As of May 31, 2005, there were 4,097,688 shares of common stock outstanding. Holders of our common stock are entitled to one vote per share for the election of directors and with respect to all other matters to be voted on by stockholders. Our shares of common stock do not carry cumulative voting rights and, therefore, a holder of a majority of our shares of common stock will be able to elect the entire board of directors. If any holder or group of holders constituting a majority of our shares of common stock elect the entire board of directors, minority shareholders would not be able to elect any members to the board of directors. Our board of directors has authority, without action by our shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce your percentage ownership of Cancer Therapeutics and the percentage ownership of other shareholders, and may also dilute the book value of your common stock.

     Shareholders of the Company have no pre-emptive rights to acquire additional shares of common stock. Our shares of common stock are not subject to redemption and carry no subscription, sinking fund, or conversion rights. As a holder of our common stock, you will be entitled to receive ratably such dividends as may be declared by our board of directors from time to time out of funds legally available therefore. Cancer Therapeutics has not paid dividends on its common stock in the past and we do not anticipate that we will pay dividends in the foreseeable future. In the event of liquidation of Cancer Therapeutics, all shares of our common stock are entitled to share equally in the corporate assets after satisfaction of all liabilities.

PREFERRED STOCK

     Cancer Therapeutics is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series and to fix the rights, preferences, privileges, qualifications, limitations, and restrictions thereof, and the number of shares constituting any series or the designation of such series without shareholder approval. The existence of unissued preferred stock may enable our board of directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of Cancer Therapeutics, thereby protecting the continuity of our management. No shares of preferred stock are outstanding and we have no current plans to issue any shares of preferred stock.

WARRANTS

     On May 28, 2004 we issued and sold a warrant to Healthcare Enterprise Group, Inc. in connection with an investment into Cancer Therapeutics. The warrant gives Healthcare Enterprise Group the right, at any time during the period commencing January 1, 2005 and ending May 27, 2007, to purchase 1,300,000 shares of our common stock for an aggregate purchase price of $25,000. The warrant provides for proportionate adjustment of the number of shares receivable from the exercise thereof in the event of a reorganization of our share capital, as well as a merger, consolidation, stock dividend, or stock split. The warrant also gives Healthcare Enterprise Group the right, commencing January 1, 2005, to demand that we register with the Commission the shares receivable from the exercise thereby. The warrant is transferable only to a parent, subsidiary, or other company under common control with Healthcare Enterprise Group, and any such transfer must be, in our opinion, in compliance with the Securities Act of 1933. No other warrants, rights, options, or other instruments convertible into capital stock of Cancer Therapeutics are outstanding.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our shares of common stock is Integrity Stock Transfer and Registrar, 2920 North Green Valley Parkway, Building 5, Suite 527, Henderson, Nevada 89014, telephone (702) 212-8797.

DIVIDEND POLICY

     Cancer Therapeutics has not previously paid any cash dividends on any of its shares and does not anticipate paying dividends in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. The only restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by law. Under Delaware corporate law, no dividends or other distributions may be made which would render Cancer Therapeutics insolvent or would reduce assets to less than the sum of its liabilities plus the amount needed to satisfy outstanding liquidation preferences.


                              PLAN OF DISTRIBUTION

     We are offering up to 1,000,000 shares of our Common Stock to the public on a "best efforts, 200,000 shares minimum, 1,000,000 shares maximum" basis, at a price of $0.50 per share. We will manage the offering without an underwriter. The shares will be offered and sold by our officers and directors, Robert K. Oldham, Michael Low and Chene Gardner, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of reasonable expenses actually incurred on behalf of Cancer Therapeutics in connection with such activities. None of our officers and directors nor any other associated person of Cancer Therapeutics is an associated person of a broker or dealer or subject to any statutory disqualification as defined in
Section 3(a)(39) of the Securities Act, nor will any such person be compensated in connection with his participation in the offering, which participation will be limited to distributing this prospectus or other written communication (the content of which is approved by an officer or director of Cancer Therapeutics), by mail or other means that does not involve oral solicitation, responding to inquiries of prospective purchasers with information contained herein and performing ministerial and clerical work involved in effecting sales transactions.

     If we fail to receive subscriptions for a minimum of 200,000 Shares within 120 days from the date of this prospectus (or 150 days if extended), we will terminate the offering and will promptly refund any subscription payments within 5 days to subscribers, without any deduction or any interest. If we receive subscriptions for at least the minimum amount specified in this offering, we will not return funds to investors and we may continue the offering until such periods expire or we have received subscriptions for all 1,000,000 shares, whichever occurs first.

     All subscription payments should be made payable to Kenneth I. Denos, P.C. Trust Account as escrow agent for Cancer Therapeutics. We will mail or otherwise forward all subscription payments received, by noon of the next business day following receipt, to Kenneth I. Denos, P.C. at 11585 South State St. Suite 102, Draper, Utah 84020 for deposit into the escrow account being maintained by Kenneth I Denos, P.C. as escrow agent for Cancer Therapeutics, pending receipt of subscriptions for at least a minimum of 200,000 shares or expiration of the offering period, whichever occurs first. Subscription payments will only be disbursed from the escrow account to Cancer Therapeutics if at least 200,000 shares are sold, of if not sold, for the purpose of refunding subscription payments to the subscribers. If you subscribe for shares, you will have no right to return or use of your funds during the offering period, which may last up to 150 days.

     All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by Cancer Therapeutics. We will pay cash expenses from our cash balance and from related party loans. Our cash balance as of December 7, 2005, was $2,865.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Kenneth I. Denos, P.C., a Utah professional corporation, has been engaged by Cancer Therapeutics to prepare and file our registration statement (of which this prospectus forms a part) in exchange for $50,000 and 400,000 shares of our common stock. Kenneth I. Denos, P.C. has received payment in full of $50,000 and 400,000 shares of our common stock. Kenneth I. Denos, P.C., will not receive further compensation in connection with this offering. Kenneth I. Denos is the President and sole shareholder of Kenneth I. Denos, P.C.

     John D. Thomas, J.D., an attorney practicing law in Utah, was engaged as general counsel for Cancer Therapeutics on May 10, 2004, for various corporate and commercial legal services provided during the spring and summer of 2004 in exchange for 1,300,000 shares of our common stock.

     The financial statements of Cancer Therapeutics included in this registration statement have been audited by Bouwhuis, Morrill & Company, LLC, independent chartered accountants, for the periods set forth in their report appearing elsewhere in this registration statement, and included in such reliance upon such report given upon the authority of said firm as experts in accounting and auditing.


                                LEGAL PROCEEDINGS

     On July 31, 2002, Cancer Therapeutics entered into a structured settlement with the Internal Revenue Service in connection with unpaid payroll taxes during 1999 and 2000. We agreed to pay the IRS a total of $42,690.81, exclusive of penalties and interest. The IRS filed a tax lien in 2002 against Cancer Therapeutics to secure payment of the settlement amount. The IRS tax lien covers property of Cancer Therapeutics including the Cryobank, equipment, inventory and all of our other assets. This lien gives the IRS priority over other creditors in the event we experience bankruptcy or dissolution. The settlement amount calls for a payment of $1,000 per month until the settlement amount is paid in full, although the IRS may require us to increase our monthly payments if our financial condition improves. As of August 31, 2005, the total amount owing to the IRS, including penalties and interest, was $49,521. As of the date of this prospectus, we are current with respect to our obligations under this settlement.


                        DISCLOSURE OF COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Under Delaware General Corporation Law, we are allowed to eliminate or limit the personal liability of our directors to Cancer Therapeutics or to our shareholders for monetary damages for breach of fiduciary duty except for: (i) any breach of the duty of loyalty to Cancer Therapeutics or to our stockholders;
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) declaration of unlawful dividends or unlawful stock repurchases or redemptions; (iv) any transaction from which any such director derived an improper benefit; or (v) any act or omission occurring prior to the date any such provision eliminating or limiting such liability became effective.

     Delaware General Corporation Law also allows us to indemnify our officers or directors who are or are threatened to be made a party to a proceeding other than an action by or in the right of Cancer Therapeutics by reason of the fact that such officer or director is or was serving as an officer, director, employee, or agent of Cancer Therapeutics. We may only provide indemnification if the officer's or director's conduct was in good faith and in a manner such person reasonably believed to be in or not opposed to Cancer Therapeutic's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The Delaware General Corporation Law provides that Cancer Therapeutics shall indemnify any of our officers or directors for their reasonable expenses in connection with the defense of any proceeding if the officer or director has been successful, on the merits or otherwise. We are also permitted to advance expenses to any of our officers or directors who are made a party to a criminal or civil proceeding before a final disposition is made, if we receive an undertaking by or on behalf of such officer or director to repay any amounts advanced if a court of competent jurisdiction determines that such officer or director was not entitled to indemnification.

CERTIFICATE OF INCORPORATION

     Article VI of our Certificate of Incorporation provides that the liability of directors to Cancer Therapeutics or its stockholders is eliminated to the fullest extent permitted under the Delaware General Corporation Law, as described in the preceding paragraphs.

BYLAWS

     Article VI, Section 6.1(a) of our Bylaws provides that an officer or director who was or is made party to, or is threatened to be made a party to, or is involved in any proceeding by reason of the fact that he or she is or was an officer or director, or is or was serving at the request of Cancer Therapeutics as a director, officer, employee, or agent of another corporation, or as its representative in another enterprise shall be indemnified and held harmless to the fullest extent permitted and subject to the standards of conduct, procedures, and other requirements under Delaware law. Article, VI,
Section 6.1(a) further provides that Cancer Therapeutics may purchase and maintain insurance on behalf of an officer or director against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify such officer or director.

     Article VI, Section 6.1(b) of our Bylaws provides that the right of an officer or director to indemnification shall continue beyond termination and such right inures to the benefit of the heirs and personal representatives of such officer or director.

     Article VI, Section 6.1(d) of our Bylaws provides that Cancer Therapeutics shall, from time to time, reimburse or advance to an officer or director the funds necessary for payment of expenses incurred in connection with defending any proceeding for which he or she is indemnified by Cancer Therapeutics, in advance of the final disposition of such proceeding, provided that, if then required by the Delaware General Corporation Law, such advancements may only be paid upon the receipt by the corporation of an undertaking by or on behalf of such officer or director to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the officer or director is not entitled to be indemnified for such expenses.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of Cancer Therapeutics under Delaware law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


                     ORGANIZATION WITHIN THE LAST FIVE YEARS

     Not Applicable.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                           REPORTS TO SECURITY HOLDERS

     Commencing with our fiscal year ended May 31, 2006, we will send an annual report to our stockholders, together with our annual audited financial statements. As of the effective date of this registration statement of which this prospectus forms a part, Cancer Therapeutics became subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, will file annual, quarterly and current reports, proxy statements, and other information with the Commission. Reports and other information filed by Cancer Therapeutics with the Commission pursuant to the informational requirements of the Exchange Act will be available for inspection and copying at prescribed rates at the Public Reference Room maintained by the Commission at 100 F. Street, NE, Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings with the Commission are also available to the public over the Internet at the Commission's website at http://www.sec.gov. Our website may be viewed at www.cancer-therapeutics.com.

                              FINANCIAL STATEMENTS



















                            CANCER THERAPEUTICS, INC.

                       Financial Statements for the Years
                           Ended May 31, 2005 and 2004
                      and Report of Independent Registered
                             Public Accounting Firm

                                    CONTENTS



Report of Independent Registered Public Accounting Firm................... F/S-1

Balance Sheet............................................................. F/S-2

Statements of Operations.................................................. F/S-3

Statements of Stockholders' Deficit........................................F/S-4

Statements of Cash Flows.................................................. F/S-5

Notes to the Financial Statements......................................... F/S-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------



Board of Directors
Cancer Therapeutics, Inc.
Thomasville, Georgia


We have audited the accompanying balance sheet of Cancer Therapeutics, Inc. as of May 31, 2005 and the related statements of operations, stockholders' deficit and cash flows for the years ended May 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cancer Therapeutics, Inc. as of May 31, 2005 and the results of its operations and its cash flows for the years ended May 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has negative working capital, negative cash flows from operations and recurring operating losses which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Bouwhuis, Morrill & Company, LLC
Layton, Utah
September 7, 2005









                                     F/S-1

                            CANCER THERAPEUTICS, INC.
                                  Balance Sheet


                                     ASSETS
                                     ------

                                                                                    May 31,
                                                                                     2005
                                                                           --------------------------

CURRENT ASSETS

     Cash and cash equivalents                                             $                  13,814
     Accounts receivable                                                                       3,000
                                                                           --------------------------

        Total Current Assets                                                                  16,814
                                                                           --------------------------

         TOTAL ASSETS                                                      $                  16,814
                                                                           ==========================

                               LIABILITIES AND STOCKHOLDERS' DEFICIT
                               -------------------------------------

CURRENT LIABILITIES

     Bank overdraft                                                        $                     909
     Accounts payable and accrued expenses (Note 4)                                          145,712
     Due to related parties (Note 3)                                                          73,557
     Notes payable (Note 8)                                                                   50,000
     Notes payable - related parties (Note 7)                                                239,944
                                                                           --------------------------

        Total Current Liabilities                                                            510,122
                                                                           --------------------------

CONTINGENCIES (Note 9)

STOCKHOLDERS' DEFICIT

     Common stock, $0.001 par value; 100,000,000 shares
     authorized, 4,097,688 shares issued and outstanding                                       4,098
     Additional paid-in capital                                                            2,487,922
     Accumulated deficit                                                                  (2,985,328)
                                                                           --------------------------

        Total Stockholders' Deficit                                                         (493,308)
                                                                           --------------------------

        TOTAL LIABILITIES AND STOCKHOLDERS'
         DEFICIT                                                           $                  16,814
                                                                           ==========================

    The accompanying notes are an integral part of these financial statements



                                     F/S-2

                            CANCER THERAPEUTICS, INC.
                            Statements of Operations


                                                                                             May 31,
                                                                           --------------------------------------------
                                                                                   2005                    2004
                                                                           ---------------------    -------------------

NET REVENUES                                                               $             44,858     $           36,104
                                                                           ---------------------    -------------------
OPERATING EXPENSES

     General and administrative                                             `           177,090                 58,229
     Professional fees                                                                  105,497                115,000
                                                                           ---------------------    -------------------

        Total Operating Expenses                                                        282,587                173,229
                                                                           ---------------------    -------------------

LOSS FROM OPERATIONS                                                                  (237,729)              (137,125)
                                                                           ---------------------    -------------------

OTHER EXPENSES

     Interest expense                                                                  (27,028)               (34,173)
                                                                           ---------------------    -------------------

        Total Other Expenses                                                           (27,028)               (34,173)
                                                                           ---------------------    -------------------

NET LOSS BEFORE INCOME TAXES                                                          (264,757)              (171,298)

PROVISION FOR INCOME TAXES                                                                    -                      -
                                                                           ---------------------    -------------------

NET LOSS                                                                   $           (264,757)    $        (171,298)
                                                                           =====================    ===================


BASIC AND DILUTED NET LOSS PER SHARE                                       $              (0.08)    $            (0.37)
                                                                           =====================    ===================

WEIGHTED AVERAGE NUMBER OF

 SHARES OUTSTANDING                                                                   3,481,798                468,236
                                                                           =====================    ===================

    The accompanying notes are an integral part of these financial statements





                                     F/S-3

                            CANCER THERAPEUTICS, INC.
                       Statements of Stockholders' Deficit

                                                                                           Additional
                                                             Common Stock                    Paid-in                Accumulated
                                                     Shares             Amount               Capital                  Deficit
                                                  --------------    ---------------    -------------------    ----------------------

Balance, May 31,2003                                    447,688       $    448             $    2,014,072         $     (2,549,273)

Common stock issued for cash at
$0.375 per share, May 2004                              200,000            200                     74,800                        -

Common stock issued for services at
$0.375 per share, May 2004                            1,300,000          1,300                    486,200                        -

Reduction in paid-in capital for the
excess of value of shares issued
for services over the value of the
services received (Note 5)                                    -             -                   (422,500)

Net loss for the year ended
 May 31, 2004                                                 -             -                          -                  (171,298)
                                                  --------------    ---------------   --------------------   -----------------------

Balance, May 31, 2004                                 1,947,688          1,948                 2,152,572                (2,720,571)

Common stock issued for services at $0.375
per share, September 2004 (Note 5)                      750,000            750                  280,500                         -

Common stock issued for accounts payable at
$0.375 per share, September 2004 (Note 5)             1,000,000          1,000                  374,000                         -

Common stock issued for notes payable at
$0.313 per share, September 2004                        400,000            400                  124,600                         -

Reduction in paid-in capital for the excess
of value of shares issued for services over
the value of the services received (Note 5)                   -             -                  (443,750)                        -

Net loss for the year ended May 31, 2005                      -             -                         -                   (264,757)
                                                  --------------    ---------------   --------------------   -----------------------

Balance, May 31, 2005                                 4,097,688      $   4,098             $    2,487,922         $     (2,985,328)
                                                  ==============    ===============   ====================   =======================

    The accompanying notes are an integral part of these financial statements


                                     F/S-4

                            CANCER THERAPEUTICS, INC.
                            Statements of Cash Flows

                                                                                                   May 31,
                                                                                         2005                     2004
                                                                                -----------------------    --------------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                    $            (264,757)     $        (171,298)
     Adjustments to reconcile net loss to net cash used by operating activities:
        Common stock issued for services
                                                                                               162,500                 65,000
     Change in operating assets and liabilities:
        Increase in accounts receivable                                                         (3,000)                     -
        Increase in accounts payable and accrued expenses                                       24,534                 69,924
        Increase in due to related parties
                                                                                                15,631                  4,476

        Net Cash Used by Operating Activities
                                                                                              (65,092)                (31,898)

CASH FLOWS FROM INVESTING ACTIVITIES                                                                -                       -

CASH FLOWS FROM FINANCING ACTIVITIES

     Bank overdraft                                                                                909                 (1,429)
     Proceeds from issuance of common stock                                                          -                  75,000
     Proceeds from issuance of notes payable - related parties                                       -                  44,691
     Payment on notes payable - related parties                                                      -                 (8,367)

        Net Cash Provided by Financing Activities                                                  909                 109,895

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS
                                                                                              (64,183)                  77,997

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD
                                                                                               77,997                        -

CASH AND CASH EQUIVALENTS,
 END OF PERIOD                                                                   $             13,814        $          77,997

SUPPLEMENTAL DISCLOSURES:

     Cash paid for interest                                                      $              5,506        $               -
     Cash paid for income                                                        $                  -        $               -

NON-CASH INVESTING AND FINANCING ACTIVITIES:

     Common stock issued for services                                            $             16,500        $          65,000
     Common stock issued for accounts payable                                    $             50,000        $               -
     Common stock issued for notes payable - related
     parties                                                                     $            125,000        $               -

    The accompanying notes are an integral part of these financial statements


                                     F/S-5

                            CANCER THERAPEUTICS, INC.
                        Notes to the Financial Statements
                              May 31, 2005 and 2004


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

          Cancer Therapeutics, Inc. (the Company), was incorporated under the laws of the State of Delaware on August 12, 2004 with authorized common stock of 100,000,000 shares and authorized preferred stock of 10,000,000 shares. Both classes of stock have a par value of $0.001 per share. The Company was organized for the purpose of producing and preserving activated cells for use in cancer treatment primarily through agreements with clinics, hospitals, and physicians.

          The Company was originally formed as Cancer Therapeutics, Incorporated, under the laws of the State of Tennessee on May 1, 1991. On September 7, 2004, the Company reincorporated into the State of Delaware by filing with the state a Certificate of Merger whereby Cancer Therapeutics, Incorporated (Tennessee) merged with and into
          Cancer Therapeutics, Inc. (Delaware) which was incorporated for this purpose on August 12, 2004. As part of the merger one (1) common share of Cancer Therapeutics, Inc. (Delaware) were issued for each five (5) outstanding common shares of Cancer Therapeutics, Incorporated
          (Tennessee) for a total of 1,947,688 common shares of Cancer Therapeutics, Inc. (Delaware) issued upon incorporation. All references to shares issued and outstanding in the financial statements have been retroactively restated to reflect the effects of this change in capital structure. During this process the Company changed its name from Cancer Therapeutics, Incorporated to Cancer Therapeutics, Inc.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

          This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The following policies are considered to be significant:

          a. Accounting Method

          The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a May 31 year-end.

          b. Cash and Cash Equivalents

          Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

          c. Use of Estimates in the Preparation of Financial Statements

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          d. Revenue Recognition Policy

                                     F/S-6

                           CANCER THERAPEUTICS, INC.
                        Notes to the Financial Statements
                              May 31, 2005 and 2004

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Revenue is recognized when contracts are signed and related contract activities have commenced, where the fee is fixed or determinable, and collectibility is reasonably assured. Revenue is not recognized until persuasive evidence of an arrangement exists. Advance payments are recorded as deferred revenue until such time as they are recognized. Our contracts typically state a monthly fee which is recorded as revenue on a monthly basis.

          e. Allowance for Doubtful Accounts

          Accounts receivable are recorded net of the allowance for doubtful accounts. The Company generally offers 30-day credit terms on sales to its customers and requires no collateral. The Company maintains an allowance for doubtful accounts which is determined based on a number of factors, including each customer's financial condition, general economic trends and management judgment. As of May 31, 2005, the allowance for doubtful accounts was $-0-. Bad debt expense was $-0-for the years ended May 31, 2005 and 2004.

          f. Basic Net Loss per Share of Common Stock

          In accordance with Financial Accounting Standards No. 128, "Earnings per Share," basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period.

                                                                                May 31,          May 31,
                                                                                   2005            2004

              Net loss (numberator)                                       $     (264,757)       $(171,298)
              Weighted average shares outstanding
              (denominator)                                                    3,481,798          468,236
              Loss per share amount                                       $        (0.08)      $    (0.37)

          Common stock warrants have not been included as their effect is antidilutive.

          g. Recent Accounting Pronouncements

          In April 2002, the Financial Accounting Standards Board issued Statement No. 145 ("SFAS 145"), "Rescission of FASB Statements Nos. 4, 44, and 64 and Amendment of FASB Statement No. 13." SFAS 145 addresses the presentation for losses on early retirements of debt in the statement of operations. The Company has adopted SFAS 145 and will not present losses on early retirements of debt as an extraordinary item.

          In June 2002, the Financial Accounting Standards Board issued Statement No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities." The provisions of SFAS 146 become effective for exit or disposal activities commenced subsequent to December 31, 2002. The adoption of SFAS 146 had no impact on the Company's financial position, results of operations or cash flows.

          In November 2002, the Financial Accounting Standards Board issued FASB
          Interpretation  No.  45  ("FIN  45"),   "Guarantor's   Accounting  and
          Disclosure Requirements for Guarantees,


                                     F/S-7

                           CANCER THERAPEUTICS, INC.
                        Notes to the Financial Statements
                              May 31, 2005 and 2004

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies (for guarantees issued after January 1, 2003) that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee. At May 31, 2005, the Company does not have any outstanding guarantees and accordingly does not expect the adoption of FIN 45 to have any impact on their financial position, results of operations or cash flows.

          h. Income Taxes

          The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards Board (SFAS) No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. In accordance with the provisions of SFAS No. 109, a valuation allowance would be established to reduce deferred tax assets if it were more likely than not that all or some portion, of such deferred tax assets would not be realized. A full allowance against deferred tax assets was provided as of May 31, 2005.

          At May 31, 2005, the Company had net operating loss carryforwards of approximately $3,000,000 that may be offset against future taxable income through 2025. No tax benefits have been reported in the financial statements, because the potential tax benefits of the net operating loss carry forwards are offset by a valuation allowance of the same amount.

          Due to the  change in  ownership  provisions  of the Tax Reform Act of
          1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to future use.

          i. Checks Written in Excess of Cash in Bank

          Under the  Company's  cash  management  system,  checks issued but not presented to banks frequently result in overdraft balances for accounting purposes. Additionally, at times banks may temporarily lend funds to the Company by paying out more funds than are in the
          Company's account. These overdrafts are included as a current liability in the balance sheet.

NOTE 3 - RELATED PARTY TRANSACTIONS

          The Company has been dependent upon certain individuals, officers, stockholders and other related parties to provide working capital, management services, assistance in finding new sources for debt and equity financing, and guidance in the development of the Company's business. The related parties have generally provided services and/or incurred expenses on behalf of the Company or have provided the necessary operating capital to continue pursuing its business. At May 31, 2005, the Company had related party payables of $73,557. These amounts are payable to the Company's president and are without terms.


                                     F/S-8

                           CANCER THERAPEUTICS, INC.
                        Notes to the Financial Statements
                              May 31, 2005 and 2004

NOTE 4 - ACCRUED EXPENSES

          The Company's accounts payable and accrued expenses balance includes accrued interest of $95,800 as of May 31, 2005. This interest primarily relates to notes payable.

          During 2002, the Internal Revenue Service (IRS) placed a tax lien against the Company and the Company entered into a structured settlement with the IRS in connection with unpaid payroll taxes during 1999 and 2000 in the amount of $42,691, exclusive of penalties and interest. The tax lien covers all of the assets of the Company. This lien gives the IRS priority over other creditors in the event of bankruptcy or dissolution. The settlement calls for a payment of $1,000 per month until the settlement amount is paid in full. As of May 31, 2005, the total amount owing the IRS on this settlement is $25,754 and is included in accounts payable and accrued expenses.

          In addition to the above IRS settlement the Company also has accrued but not paid payroll taxes for the fiscal years ended May 31, 2005 and 2004 in the amount of $19,343 and $4,843, respectively. As of May 31, 2005, the Company has accrued an additional $3,482 as an estimate of penalties and interest relating to this balance. Both of these amounts are included in accounts payable and accrued expenses.

NOTE 5 - EQUITY TRANSACTIONS

          The Company has 10,000,000 shares of $0.001 par value preferred stock authorized. As of May 31, 2005, no rights or preferences have been designated and no preferred shares have been issued.

          During the year ended May 31, 2004, the Company issued 1,300,000 shares of common stock to an attorney for services. The shares were valued at the market price of the services on the date the shares were authorized for issuance of $0.05 per share or $65,000. The value of the shares issued was determined to be $0.375 per share or $487,500. The excess of the value of the shares issued over the value of the services received is $422,500 and has been recorded as a reduction of additional paid-in capital.

          During the year ended May 31, 2004, the Company issued 200,000 shares of common stock to a company in exchange for cash of $75,000 or $0.375 per share. Pursuant to the stock purchase agreement, and in addition to the common shares purchased, the company also received warrants for the purchase of 1,300,000 shares of common stock at an aggregate exercise price of $25,000 or approximately $0.019 per share. The warrants become exercisable on January 1, 2005 and expire on May 27, 2007.

          During September 2004, the Company issued 550,000 shares of common stock for legal and advisory services rendered to the Company valued at $87,500. The value of the shares issued was determined to be $0.375 per share or $206,250. The excess of the value of the shares issued over the value of services received is $118,750 and has been recorded as a reduction of additional paid-in capital.

          During September 2004, the Company issued 200,000 shares of common stock for advisory services rendered to the Company. The value of the services was determined to be $281,250 or $0.375 per share.



                                     F/S-9

                           CANCER THERAPEUTICS, INC.
                        Notes to the Financial Statements
                              May 31, 2005 and 2004

NOTE 5 - EQUITY TRANSACTIONS (Continued)

          During September 2004, the Company issued 1,000,000 shares of common stock in satisfaction of accounts payable for accounting services of $50,000. The value of the shares was determined to be $0.375 per share or $375,000. The excess of the value of the shares issued over the value of the debt converted is $325,000 and has been recorded as a reduction of additional paid-in capital.

          During September 2004, the Company issued 400,000 shares for the conversion of a $125,000 promissory note. The value of the shares was determined to be $.313 per share.

NOTE 6 - FINANCIAL INSTRUMENTS

          Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The following methods and assumptions were used to estimate fair value:

          The carrying amount of cash equivalents, accounts payable and accrued expenses approximate fair value due to their short-term nature.

NOTE 7 - NOTES PAYABLE - RELATED PARTIES

          The Company has notes payable due to related parties consisting of the following:

                                                                                   May 31,
                                                                                     2005
                                                                            ------------------

              Convertible note payable to a company, 8% interest,
               due May 1, 2004, unsecured, in default                       $          110,000

              Notes payable to an individual, 6% interest,
               due on demand, unsecured                                                104,944

              Note payable to an individual, 9% interest,
               due on demand, unsecured                                                 25,000
                                                                            ------------------

              Total Notes Payable - Related Parties                                    239,944
              Less: Current Portion                                                   (239,944)
                                                                            -------------------

              Long-Term Notes Payable - Related Parties                     $                -
                                                                            ===================

          The convertible note payable indicated above is convertible, at the holders option, into shares of preferred stock at a rate equal to that of other purchasers of preferred stock. The note is currently in default. No preferred shares have been authorized or issued as of the date of these financial statements. For notes in default, the Company is currently in negotiations to extend the terms. There has been no action regarding foreclosure by the note holders.



                                     F/S-10

                           CANCER THERAPEUTICS, INC.
                        Notes to the Financial Statements
                              May 31, 2005 and 2004

NOTE 8 - NOTES PAYABLE

              The Company has notes payable consisting of the following:

                                                                                   May 31,
                                                                                     2005
                                                                            ------------------

              Note payable to a bank, 6.0% interest, due December 31, 2005, secured by all tangible and intangible assets of the
               Company                                                      $           50,000
                                                                            ------------------

              Total Notes Payable                                                       50,000
              Less: Current Portion                                                    (50,000)
                                                                            -------------------

              Long-Term Notes Payable                                       $                -
                                                                            ===================

NOTE 9 - CONTINGENCIES

          Food and Drug Administration

          The Company is subject to extensive Federal laws and regulations. These laws, which are constantly changing, regulate various therapies through the Food and Drug Administration ("FDA"). However, the Company provides various cellular therapies for which regulations have been vague or nonexistent. Management continuously monitors activities of the FDA, particularly with regard to regulations concerning the use of autologous cells. Although management feels the Company is in compliance with existing FDA regulations, new regulations, if any, developed in the area of autologous cells, or differing interpretations of existing regulations by the FDA, could have a material effect on the Company's operations. Presently, such effect, if any, cannot be determined.

          Office Space

          The Company has been utilizing the offices of another, unrelated, entity. The Company has not been billed for nor has it paid rent for several years and believes that the rent is being donated as the building would otherwise be empty. It is estimated that the fair market value of this office space is approximately $900 per month. It is possible that the entity which owns the building may request monthly rental payments or even payment in arrears for the past occupancy. No amount has been accrued in the financial statements for this potential contingency.

          Unregistered Spin-Off

          The Company has become aware that it may have been in violation of the Securities Act of 1933 (the "Act") due to its spin-off from Immune Complex Corporation ("ICC") during 2000 which was not registered under the Act. During the liquidation of the assets of ICC the shares of Cancer Therapeutics, Inc. ("CTI") (a then wholly-owned subsidiary of
          ICC) were distributed to the shareholders of ICC on a pro rata basis for a total of 447,688 shares. These spin-off shares were not registered under the Act. Management is currently evaluating this potential violation and its possible impacts which may include rescission of the spin-off of CTI from ICC by the shareholders and fair market value compensation to the shareholders. The Company's management and legal counsel believes that the potential liability could range from $0.03 to $0.05 per spin-out share or $13,431 to $22,384,


                                     F/S-11

                           CANCER THERAPEUTICS, INC.
                        Notes to the Financial Statements
                              May 31, 2005 and 2004

NOTE 9 - CONTINGENCIES (Continued)

          respectively. No amount has been accrued in the financial statements for this potential loss due to the uncertainty of the outcome at the present time.

NOTE 10 - COMMON STOCK WARRANTS

          During 2004 the Company issued warrants to purchase 1,300,000 shares of common stock (see Note 5). The following schedules summarize the changes during the year and the warrants issued and outstanding at May 31, 2005:

May 31, 2005
------------

                      Outstanding, May 31, 2004                                                      1,300,000

                           Issued                                                                            -
                                                                                                --------------

                      Outstanding, May 31, 2005                                                      1,300,000
                                                                                                ==============

                      Weighted average exercise price of warrants
                       outstanding as of May 31, 2005                                           $        0.019
                                                                                                ==============


                                                         Outstanding                          Exercisable
                                        --------------------------------------------  -----------------------------
                                                          Weighted
                                                           Average          Weighted                    Weighted
                                            Number       Remaining           Average      Number         Average
                                         Outstanding     Contractual        Exercise   Exercisable      Exercise
              Exercise Prices            at 5/31/05     Life (in Yrs.)        Price     at 5/31/05        Price
              ---------------            -------------  ---------------    ----------  ------------    ------------

              $ 0.019                        1,300,000            1.96     $    0.019    1,300,000     $     0.019
                                         =============  ===============    ==========  ============    ===========













                                     F/S-12

                           CANCER THERAPEUTICS, INC.
                        Notes to the Financial Statements
                              May 31, 2005 and 2004

NOTE 11 - GOING CONCERN CONSIDERATIONS

          The accompanying financial statements have been prepared using U.S. generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As reported in the financial statements, the Company has incurred losses of approximately $3,000,000 from inception of the Company through May 31, 2005. The Company's stockholders' deficit at May 31, 2005 was $493,308 and its current liabilities exceeded its current assets by the same amount. These factors combined raise substantial doubt about the Company's ability to continue as a going concern. Management's plans to address and alleviate these concerns are as follows:

          The  Company's  management  is exploring all of its options so that it can develop successful operations and have sufficient funds, therefore, as to be able to operate over the next twelve months. As a part of this plan, management is currently seeking to transform into a publicly traded entity. Management believes that its business model has significant potential as long as extra working capital is received through operations and/or business development.

          The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.













                                     F/S-13

                            CANCER THERAPEUTICS, INC.

                 Unaudited Financial Statements for the Periods
                        Ended November 30, 2005 and 2004
































                                     F/S-14

                            CANCER THERAPEUTICS, INC.
                                  Balance Sheet
                                   (Unaudited)

                                     ASSETS
                                     ------

                                                                                 November 30,
                                                                                     2005
                                                                           --------------------------

CURRENT ASSETS

     Cash and cash equivalents                                             $                     431
                                                                           --------------------------

        Total Current Assets                                                                     431
                                                                           --------------------------

        TOTAL ASSETS                                                       $                     431
                                                                           ==========================

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES

     Accounts payable and accrued expenses (Note 4)                        $                 157,932
     Due to related parties (Note 3)                                                          77,570
     Notes payable (Note 8)                                                                   50,000
     Notes payable - related parties (Note 7)                                                239,944
                                                                           --------------------------

        Total Current Liabilities                                                            525,446
                                                                           --------------------------

CONTINGENCIES (Note 9)

STOCKHOLDERS' DEFICIT

     Common stock, $0.001 par value; 100,000,000 shares
     authorized, 4,097,688 shares issued and outstanding                                       4,098
     Additional paid-in capital                                                            2,487,922
     Accumulated deficit                                                                  (3,017,035)
                                                                           --------------------------

        Total Stockholders' Deficit                                                        (525,015)
                                                                           --------------------------

        TOTAL LIABILITIES AND STOCKHOLDERS'
         DEFICIT                                                           $                    431
                                                                           ==========================


    The accompanying notes are an integral part of these financial statements










                                     F/S-15

                            CANCER THERAPEUTICS, INC.
                            Statements of Operations
                                    Unaudited

                                                                                    For the Six Months Ended
                                                                                          Novemnber 30,
                                                                           --------------------------------------------
                                                                                   2005                    2004
                                                                           ---------------------    -------------------


NET REVENUES                                                               $             25,338                  9,848
                                                                           ---------------------    -------------------

OPERATING EXPENSES

     General and administrative                                                          33,558                143,679
     Professional fees                                                                   13,016                 98,031
                                                                           ---------------------    -------------------

        Total Operating Expenses                                                         46,574                241,710
                                                                           ---------------------    -------------------

LOSS FROM OPERATIONS                                                                    (21,236)              (231,862)
                                                                           ---------------------    -------------------

OTHER EXPENSES

     Interest expense                                                                  (10,471)               (15,235)
                                                                           ---------------------    -------------------

        Total Other Expenses                                                           (10,471)               (15,235)
                                                                           ---------------------    -------------------

NET LOSS BEFORE INCOME TAXES                                                           (31,707)              (247,097)

PROVISION FOR INCOME TAXES                                                                    -                      -
                                                                           ---------------------    -------------------

NET LOSS                                                                   $            (31,707)             (247,097)
                                                                           =====================    ===================

BASIC AND DILUTED NET LOSS PER SHARE                                       $              (0.01)    $           (0.11)
                                                                           =====================    ===================

WEIGHTED AVERAGE NUMBER OF

 SHARES OUTSTANDING                                                                   4,097,688              2,178,715
                                                                           =====================    ===================

    The accompanying notes are an integral part of these financial statements











                                     F/S-16

                            CANCER THERAPEUTICS, INC.
                       Statements of Stockholders' Deficit

                                                                                              Additional
                                                             Common Stock                      Paid-in              Accumulated
                                                     Shares              Amount                Capital                Deficit
                                                  --------------    ------------------    -----------------    --------------------

Balance, May 31, 2004                                 1,947,688                 1,948            2,152,572              (2,720,571)

Common stock issued for services at $0.375
per share, September 2004 (Note 5)                      750,000                   750              280,500                       -

Common stock issued for accounts payable at
$0.375 per share, September 2004 (Note 5)             1,000,000                 1,000              374,000                       -

Common stock issued for notes payable at
$0.313 per share, September 2004                        400,000                   400              124,600                       -

Reduction in paid-in capital for the excess
of value of shares issued for services over
the value of the services received (Note 5)                   -                     -             (443,750)                      -

Net loss for the year ended May 31, 2005                      -                     -                    -                (264,757)
                                                  --------------    ------------------   ------------------    --------------------

Balance, May 31, 2005                                 4,097,688                 4,098            2,487,922              (2,985,328)

Net loss for the six months ended November
30, 2005 (Unaudited)                                          -                     -                   -                  (31,707)
                                                  --------------    ------------------   ------------------    --------------------

Balance, November 30, 2005 (Unaudited)                4,097,688            $    4,098       $    2,487,922        $     (3,017,035)
                                                  ==============    ==================   ==================    =====================

    The accompanying notes are an integral part of these financial statements
















                                     F/S-17

                            CANCER THERAPEUTICS, INC.
                            Statements of Cash Flows
                                   (Unaudited)

                                                                                                 November 30,
                                                                                -----------------------------------------------
                                                                                         2005                     2004
                                                                                -----------------------    --------------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                   $             (31,707)     $          (247,097)
     Adjustments to reconcile net loss to
      net cash used by operating activities:
        Common stock issued for services                                                                               162,500
     Change in operating assets and liabilities:
        Decrease in accounts receivable                                                          3,000                       -
        Increase in accounts payable and accrued expenses                                       12,220                  15,674
        Increase in due to related parties                                                       4,013                  15,286
                                                                                -----------------------    --------------------

        Net Cash Used by Operating Activities                                                 (12,474)                (53,637)
                                                                                -----------------------    --------------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                                 -                       -

CASH FLOWS FROM FINANCING ACTIVITIES

     Bank overdraft                                                                              (909)                       -
                                                                                -----------------------    --------------------

        Net Cash Used in Financing Activities                                                    (909)                       -
                                                                                -----------------------    --------------------


NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                                                                   (13,383)                (53,637)

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                                                                           13,814                 77,997

CASH AND CASH EQUIVALENTS,
 END OF PERIOD                                                                  $                 431      $          24,360

SUPPLEMENTAL DISCLOSURES:

     Cash paid for interest                                                     $                   -      $           5,506
     Cash paid for income taxes                                                 $                   -      $               -



    The accompanying notes are an integral part of these financial statements










                                     F/S-18

                        CANCER THERAPEUTICS, INCORPORATED
                        Notes to the Financial Statements
                           November 30, 2005 and 2004
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

          Cancer Therapeutics, Inc. (the Company), was incorporated under the laws of the State of Delaware on August 12, 2004 with authorized common stock of 100,000,000 shares and authorized preferred stock of 10,000,000 shares. Both classes of stock have a par value of $0.001 per share. The Company was organized for the purpose of producing and preserving activated cells for use in cancer treatment primarily through agreements with clinics, hospitals, and physicians.

          The Company was originally formed as Cancer Therapeutics, Incorporated, under the laws of the State of Tennessee on May 1, 1991. On September 7, 2004, the Company reincorporated into the State of Delaware by filing with the state a Certificate of Merger whereby Cancer Therapeutics, Incorporated (Tennessee) merged with and into
          Cancer Therapeutics, Inc. (Delaware) which was incorporated for this purpose on August 12, 2004. As part of the merger one (1) common share of Cancer Therapeutics, Inc. (Delaware) were issued for each five (5) outstanding common shares of Cancer Therapeutics, Incorporated
          (Tennessee) for a total of 1,947,688 common shares of Cancer Therapeutics, Inc. (Delaware) issued upon incorporation. All references to shares issued and outstanding in the financial statements have been retroactively restated to reflect the effects of this change in capital structure. During this process the Company changed its name from Cancer Therapeutics, Incorporated to Cancer Therapeutics, Inc.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

          This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The following policies are considered to be significant:

          a. Accounting Method

          The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a May 31 year-end.

          b. Cash and Cash Equivalents

          Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

          c. Use of Estimates in the Preparation of Financial Statements

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          d. Revenue Recognition Policy


                                     F/S-19

                       CANCER THERAPEUTICS, INCORPORATED
                        Notes to the Financial Statements
                           November 30, 2005 and 2004
                                   (Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Revenue is recognized when contracts are signed and related contract activities have commenced, where the fee is fixed or determinable, and collectibility is reasonably assured. Revenue is not recognized until persuasive evidence of an arrangement exists. Advance payments are recorded as deferred revenue until such time as they are recognized. Our contracts typically state a monthly fee which is recorded as revenue on a monthly basis.

          e. Allowance for Doubtful Accounts

          Accounts receivable are recorded net of the allowance for doubtful accounts. The Company generally offers 30-day credit terms on sales to its customers and requires no collateral. The Company maintains an allowance for doubtful accounts which is determined based on a number of factors, including each customer's financial condition, general economic trends and management judgment. As of November 30, 2005 and 2004, the allowance for doubtful accounts was $-0-. Bad debt expense was $-0- for the six months ended November 30, 2005 and 2004.

          f. Basic Net Loss per Share of Common Stock

          In accordance with Financial Accounting Standards No. 128, "Earnings per Share," basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period.

                                                                            November 30,        November 30,
                                                                                   2005             2004

              Net loss (numerator)                                        $       (294,855)     $     (247,097)
              Weighted average shares outstanding
              (denominator)                                                      4,097,688           2,178,715
              Loss per share amount                                       $          (0.01)   $          (0.11)

          Common stock warrants have not been included as their effect is antidilutive.

          g. Recent Accounting Pronouncements

          In April 2002, the Financial Accounting Standards Board issued Statement No. 145 ("SFAS 145"), "Rescission of FASB Statements Nos. 4, 44, and 64 and Amendment of FASB Statement No. 13." SFAS 145 addresses the presentation for losses on early retirements of debt in the statement of operations. The Company has adopted SFAS 145 and will not present losses on early retirements of debt as an extraordinary item.

          In June 2002, the Financial Accounting Standards Board issued Statement No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities." The provisions of SFAS 146 become effective for exit or disposal activities commenced subsequent to December 31, 2002. The adoption of SFAS 146 had no impact on the Company's financial position, results of operations or cash flows.






                                     F/S-20

                       CANCER THERAPEUTICS, INCORPORATED
                        Notes to the Financial Statements
                           November 30, 2005 and 2004
                                   (Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

          In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies (for guarantees issued after January 1, 2003) that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee. At May 31, 2005, the Company does not have any outstanding guarantees and accordingly does not expect the adoption of FIN 45 to have any impact on their financial position, results of operations or cash flows.

          h. Income Taxes

          The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards Board (SFAS) No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. In accordance with the provisions of SFAS No. 109, a valuation allowance would be established to reduce deferred tax assets if it were more likely than not that all or some portion, of such deferred tax assets would not be realized. A full allowance against deferred tax assets was provided as of May 31, 2005.

          At November 30, 2005, the Company had net operating loss carryforwards of approximately $3,000,000 that may be offset against future taxable income through 2025. No tax benefits have been reported in the financial statements, because the potential tax benefits of the net operating loss carry forwards are offset by a valuation allowance of the same amount.

          Due to the  change in  ownership  provisions  of the Tax Reform Act of
          1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to future use.

          i. Checks Written in Excess of Cash in Bank

          Under the  Company's  cash  management  system,  checks issued but not presented to banks frequently result in overdraft balances for accounting purposes. Additionally, at times banks may temporarily lend funds to the Company by paying out more funds than are in the
          Company's account. These overdrafts are included as a current liability in the balance sheet.

NOTE 3 - RELATED PARTY TRANSACTIONS

          The Company has been dependent upon certain individuals, officers, stockholders and other related parties to provide working capital, management services, assistance in finding new sources for debt and equity financing, and guidance in the development of the Company's business. The related parties have generally provided services and/or incurred expenses on behalf of the Company or have provided the necessary operating capital to continue pursuing its business. At November 30, 2005, the Company had related party


                                     F/S-21

                       CANCER THERAPEUTICS, INCORPORATED
                        Notes to the Financial Statements
                           November 30, 2005 and 2004
                                   (Unaudited)

NOTE 3 - RELATED PARTY TRANSACTIONS (Continued)

          payables of $77,570. These amounts are payable to the Company's president and are without terms.

NOTE 4 - ACCRUED EXPENSES

          The Company's accounts payable and accrued expenses balance includes accrued interest of $105,625 as of November 30, 2005. This interest primarily relates to notes payable.

          During 2002, the Internal Revenue Service (IRS) placed a tax lien against the Company and the Company entered into a structured settlement with the IRS in connection with unpaid payroll taxes during 1999 and 2000 in the amount of $42,691, exclusive of penalties and interest. The tax lien covers all of the assets of the Company. This lien gives the IRS priority over other creditors in the event of bankruptcy or dissolution. The settlement calls for a payment of $1,000 per month until the settlement amount is paid in full. As of November 30, 2005, the total amount owing the IRS on this settlement is $20,400 and is included in accounts payable and accrued expenses.

          In addition to the above IRS settlement the Company also has accrued but not paid payroll taxes for the quarters ended November 30, 2005 and 2004 in the amount of $26,576 and $12,103, respectively. As of November 30, 2005, the Company has accrued an additional $3,482 as an estimate of penalties and interest relating to this balance. Both of these amounts are included in accounts payable and accrued expenses.

NOTE 5 - EQUITY TRANSACTIONS

          The Company has 10,000,000 shares of $0.001 par value preferred stock authorized. As of August 31, 2005, no rights or preferences have been designated and no preferred shares have been issued.

          During September 2004, the Company issued 550,000 shares of common stock for legal and advisory services rendered to the Company valued at $87,500. The value of the shares issued was determined to be $0.375 per share or $206,250. The excess of the value of the shares issued over the value of services received is $118,750 and has been recorded as a reduction of additional paid-in capital.

          During September 2004, the Company issued 200,000 shares of common stock for advisory services rendered to the Company. The value of the services was determined to be $281,250 or $0.375 per share.

          During September 2004, the Company issued 1,000,000 shares of common stock in satisfaction of accounts payable for accounting services of $50,000. The value of the shares was determined to be $0.375 per share or $375,000. The excess of the value of the shares issued over the value of the debt converted is $325,000 and has been recorded as a reduction of additional paid-in capital.

          During September 2004, the Company issued 400,000 shares for the conversion of a $125,000 promissory note. The value of the shares was determined to be $.313 per share.



                                     F/S-22

                       CANCER THERAPEUTICS, INCORPORATED
                        Notes to the Financial Statements
                           November 30, 2005 and 2004
                                   (Unaudited)

NOTE 6 - FINANCIAL INSTRUMENTS (Continued)

          Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The following methods and assumptions were used to estimate fair value:

          The carrying amount of cash equivalents, accounts payable and accrued expenses approximate fair value due to their short-term nature.

NOTE 7 - NOTES PAYABLE - RELATED PARTIES

          The Company has notes payable due to related parties consisting of the following:

                                                                                November 30,
                                                                                    2005
                                                                            ------------------

                                                                                (Unaudited)
              Convertible note payable to a company, 8% interest,
               due May 1, 2004, unsecured, in default                       $          110,000

              Notes payable to an individual, 6% interest,
               due on demand, unsecured                                                104,944

              Note payable to an individual, 9% interest,
               due on demand, unsecured                                                 25,000
                                                                            ------------------

              Total Notes Payable - Related Parties                                    239,944
              Less: Current Portion                                                   (239,944)
                                                                            -------------------

              Long-Term Notes Payable - Related Parties                     $                -
                                                                            ===================

          The convertible note payable indicated above is convertible, at the holders option, into shares of preferred stock at a rate equal to that of other purchasers of preferred stock. The note is currently in default. No preferred shares have been authorized or issued as of the date of these financial statements. For notes in default, the Company is currently in negotiations to extend the terms. There has been no action regarding foreclosure by the note holders.










                                     F/S-23

                       CANCER THERAPEUTICS, INCORPORATED
                        Notes to the Financial Statements
                           November 30, 2005 and 2004
                                   (Unaudited)

NOTE 8 - NOTES PAYABLE

          The Company has notes payable consisting of the following:

                                                                               November 30,
                                                                                     2005
                                                                            ------------------

              Note payable to a bank, 6.0% interest, due December 31, 2005, secured by all tangible and intangible assets of the
               Company                                                      $           50,000
                                                                            ------------------

              Total Notes Payable                                                       50,000
              Less: Current Portion                                                    (50,000)
                                                                            -------------------

              Long-Term Notes Payable                                       $               -
                                                                            ===================

NOTE 9 - CONTINGENCIES

          Food and Drug Administration
          ----------------------------

          The Company is subject to extensive Federal laws and regulations. These laws, which are constantly changing, regulate various therapies through the Food and Drug Administration ("FDA"). However, the Company provides various cellular therapies for which regulations have been vague or nonexistent. Management continuously monitors activities of the FDA, particularly with regard to regulations concerning the use of autologous cells. Although management feels the Company is in compliance with existing FDA regulations, new regulations, if any, developed in the area of autologous cells, or differing interpretations of existing regulations by the FDA, could have a material effect on the Company's operations. Presently, such effect, if any, cannot be determined.

          Office Space
          ------------

          The Company has been utilizing the offices of another, unrelated, entity. The Company has not been billed for nor has it paid rent for several years and believes that the rent is being donated as the building would otherwise be empty. It is estimated that the fair market value of this office space is approximately $900 per month. It is possible that the entity which owns the building may request monthly rental payments or even payment in arrears for the past occupancy. No amount has been accrued in the financial statements for this potential contingency.

          Unregistered Spin-Off
          ---------------------

          The Company has become aware that it may have been in violation of the Securities Act of 1933 (the "Act") due to its spin-off from Immune Complex Corporation ("ICC") during 2000 which was not registered under the Act. During the liquidation of the assets of ICC the shares of Cancer Therapeutics, Inc. ("CTI") (a then wholly-owned subsidiary of
          ICC) were distributed to the shareholders of ICC on a pro rata basis for a total of 447,688 shares. These spin-off shares were not registered under the Act. Management is currently evaluating this potential violation and its possible impacts which may include rescission of the spin-off of CTI from ICC by the shareholders and fair market value compensation to the



                                     F/S-24

                       CANCER THERAPEUTICS, INCORPORATED
                        Notes to the Financial Statements
                           November 30, 2005 and 2004
                                   (Unaudited)

NOTE 9 - CONTINGENCIES (Continued)

          shareholders. The Company's management and legal counsel believes that the potential liability could range from $0.03 to $0.05 per spin-out share or $13,431 to $22,384, respectively. No amount has been accrued in the financial statements for this potential loss due to the uncertainty of the outcome at the present time.

NOTE 10 - COMMON STOCK WARRANTS

          During 2004 the Company issued warrants to purchase 1,300,000 shares of common stock (see Note 5). The following schedules summarize the changes during the year and the warrants issued and outstanding at May 31, 2005:

              November 30, 2005
              -----------------

                      Outstanding, May 31, 2005                                                      1,300,000

                           Issued                                                                            -
                                                                                              ----------------

                      Outstanding, November 30, 2005                                                 1,300,000
                                                                                              ================

                      Weighted average exercise price of warrants
                       outstanding as of November 30, 2005                                    $          0.019
                                                                                              ================


                                                             Outstanding                        Exercisable
                                         -------------------------------------------- -----------------------------
                                                          Weighted
                                                           Average          Weighted                    Weighted
                                            Number       Remaining           Average     Number          Average
                                         Outstanding     Contractual        Exercise   Exercisable      Exercise
              Exercise Prices            at 11/30/05    Life (in Yrs.)       Price     at 11/30/05        Price
              ---------------            -------------  ---------------    ----------  -----------    ------------


              $ 0.019                        1,300,000             1.96       $ 0.019    1,300,000    $      0.019
                                         =============  ===============    ==========  ===========    ============

NOTE 11 - GOING CONCERN CONSIDERATIONS

          The accompanying financial statements have been prepared using U.S. generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As reported in the financial statements, the Company has incurred losses of approximately $3,000,000 from inception of the Company through November 30, 2005. The Company's stockholders' deficit at November 30, 2005 was $525,015 and its current liabilities exceeded its current assets by the same amount. These factors combined raise substantial doubt about the Company's ability to continue as a going concern. Management's plans to address and alleviate these concerns are as follows:

          The  Company's  management  is exploring all of its options so that it can develop successful operations and have sufficient funds, therefore, as to be able to operate over the next twelve months. As a part of this plan, management is currently seeking to transform into a publicly traded entity. Management believes that its business model has



                                     F/S-25

                       CANCER THERAPEUTICS, INCORPORATED
                        Notes to the Financial Statements
                           November 30, 2005 and 2004
                                   (Unaudited)

NOTE 11 - GOING CONCERN CONSIDERATIONS (Continued)

              significant potential as long as extra working capital is received through operations and/or business development.

              The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.


















                                     F/S-26

--------------------------------------------------------     -------------------------------------------------------



No dealer, salesperson or other person has been                                 1,000,000 Shares
authorized to give any information or to make any
representations other than those contained in this
prospectus and, if given or made, such information or
representations must not be relied upon as having been                     CANCER THERAPEUTICS, INC.
authorized by us.  This prospectus does not constitute
an offer to sell or the solicitation of an offer to
buy any security other than the shares of common stock
to which this prospectus relates, or any offer in any
jurisdiction in which the person making such offer or                             Common Stock
solicitation is not qualified to do so, or to any
person to whom it is unlawful to make such offer or
solicitation.  Neither the delivery of this prospectus
nor any sale made hereunder shall, under any
circumstances, create any implication that there has
been no change in the affairs of the business of                              -------------------
Cancer Therapeutics or that the information contained
herein is correct as of any time subsequent to the                                 PROSPECTUS
date hereof.
                                                                              -------------------


TABLE OF CONTENTS      Page

PROSPECTUS SUMMARY...................................2
RISK FACTORS.........................................4
SECURITIES AND EXCHANGE
 COMMISSION'S PUBLIC REFERENCE.......................7
USE OF PROCEEDS......................................7
DETERMINATION OF OFFERING PRICE......................9
MANAGEMENT'S DISCUSSION AND
 ANALYSIS OF FINANCIAL CONDITION.....................9
BUSINESS............................................12
DESCRIPTION OF PROPERTY.............................21
DIRECTORS, EXECUTIVE OFFICERS AND
 CONTROL PERSONS....................................21
EXECUTIVE COMPENSATION..............................23
CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS........................................24
DIVIDEND POLICY.....................................25
MARKET FOR COMMON EQUITY AND
 RELATED STOCKHOLDER MATTERS........................25
SECURITY OWNERSHIP OF CERTAIN
 BENEFICIAL OWNERS AND MANAGEMENT...................26
DESCRIPTION OF SECURITIES...........................27
PLAN OF DISTRIBUTION................................28
INTEREST OF NAMED EXPERTS AND COUNSEL...............28
LEGAL PROCEEDINGS...................................29
DISCLOSURE OF COMMISSION POSITION...................29
ORGANIZATION WITHIN THE LAST FIVE YEARS.............30
CHANGES IN AND DISAGREEMENTS WITH
 ACCOUNTANTS........................................30
REPORTS TO SECURITY HOLDERS.........................30
FINANCIAL STATEMENTS................................31

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty except for:(i) any breach of the duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) declaration of unlawful dividends or unlawful stock repurchases or redemptions; (iv) any transaction from which the director derived an improper benefit; or (v) any act or omission occurring prior to the date any such provision eliminating or limiting such liability became effective.

     Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify an officer or director who is or is threatened to be made a party to a proceeding (other than an action by or in the right of the corporation) by reason of the fact that such officer or director is or was (i) serving as an officer, director, employee, or agent of the corporation, or (ii) served at the request of such corporation as an officer, director, employee, or agent of another corporation or other enterprise or entity. Such indemnification may only be made if the officer's or director's conduct was in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding,  had no  reasonable  cause to believe that his conduct was unlawful.
Section 145(c) of the Delaware General Corporation Law provides that a corporation shall indemnify an officer or director for his reasonable expenses in connection with the defense of any proceeding if the officer or director has been successful, on the merits or otherwise. Section 145(e) provides that a corporation may advance expenses to an officer or director who is made a party to a criminal or civil proceeding before a final disposition is made, if the corporation receives an undertaking by or on behalf of such officer or director to repay any amounts advanced if it is determined that such officer or director was not entitled to indemnification. Section 145(j) provides that the indemnification provisions of Section 145 continue for a person who has ceased to be an officer or director, and inures to the benefit of the heirs, executors, and administrators of such person. Section 145(g) provides that a corporation may purchase and maintain insurance on behalf of officers or directors, among others, against liabilities imposed upon them by reason of actions in their capacities as such, and whether or not the corporation would have the power to indemnify them against such liability under Section 145.

CERTIFICATE OF INCORPORATION

     Article VI of our Certificate of Incorporation provides that the liability of directors to Cancer Therapeutics or its stockholders is eliminated to the fullest extent permitted under the Delaware General Corporation Law, as described in the preceding paragraphs.

BYLAWS

     Article VI, Section 6.1(a) of our Bylaws provides that an officer or director who was or is made party to, or is threatened to be made a party to, or is involved in any proceeding by reason of the fact that he or she is or was an officer or director, or is or was serving at the request of Cancer Therapeutics as a director, officer, employee, or agent of another corporation, or as its representative in another enterprise shall be indemnified and held harmless to the fullest extent permitted and subject to the standards of conduct, procedures, and other requirements under Delaware law. Article, VI, Section 6.1(a) further provides that Cancer Therapeutics may purchase and maintain insurance on behalf of an officer or director against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify such officer or director.

     Article VI, Section 6.1(b) of our Bylaws provides that the right of an officer or director to indemnification shall continue beyond termination and such right inures to the benefit of the heirs and personal representatives of such officer or director.

     Article VI, Section 6.1(d) of our Bylaws provides that Cancer Therapeutics shall, from time to time, reimburse or advance to an officer or director the funds necessary for payment of expenses incurred in connection with defending any proceeding for which he or she is indemnified by Cancer Therapeutics, in advance of the final disposition of such proceeding, provided that, if then required by the Delaware General Corporation Law, such advancements may only be paid upon the receipt by the corporation of an undertaking by or on behalf of such officer or director to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the officer or director is not entitled to be indemnified for such expenses.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, payable by us in connection with the sale of the securities being registered. All amounts are estimates except for the fees payable to the Commission.

SEC Registration Fee..................................                $  58.85
Printing and engraving expenses.......................                1,000.00
Legal fees and expenses...............................            90,000.00(1)
Accounting fees and expenses..........................               14,000.00
Blue Sky filing fees..................................                     Nil
Transfer Agent fees and expenses......................                2,500.00
Miscellaneous.........................................                1,000.00
                                                             ------------------
                      Total...........................             $108,558.85
                                                             ------------------

(1) Represents cash paid, as well as the number of shares of common stock received by our securities counsel, multiplied by $0.10 per share, which is the value per share estimated at the time of engagement. The value of the shares issued was determined to be $0.375 per share and is disclosed in the notes to the financial statements.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     For the three year period ending April 30, 2004, we did not issue any securities of Cancer Therapeutics.

     On May 10, 2004, we issued 1,300,000 shares of our common stock in connection with the engagement of our corporate counsel, an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. We believe that this transaction was exempt from the registration provisions of the Securities Act pursuant to Sections 3(a)(11) and 4(2) of such Act.

     On May 28, 2004, we issued and sold 200,000 shares of our common stock, together with a warrant to acquire 1,300,000 shares of our common stock at an aggregate purchase price of $25,000, to an accredited investor in exchange for $75,000 in cash proceeds. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. We believe that this transaction was exempt from the registration provisions of the Securities Act pursuant to Sections 3(a)11 and 4(2) of such Act.

     On September 10, 2004, we issued 400,000 shares of our common stock in satisfaction of amounts owed to our securities counsel in connection with an engagement dated July 20, 2004. Our securities counsel is an "accredited investor" as such term is defined in Rule 501 to Regulation D promulgated under the Securities Act of 1933. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. We believe that this transaction was exempt from the registration provisions of the Securities Act pursuant to Sections 3(a)(11) and 4(2) of such Act.

     On September 10, 2004, we issued 1,000,000 shares of our common stock in satisfaction of amounts owed to our Chief Financial Officer in connection with an engagement dated May 15, 2004. Our Chief Financial Officer is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. We believe that this transaction was exempt from the registration provisions of the Securities Act pursuant to Sections 3(a)(11) and 4(2) of such Act.

     On September 15, 2004, we issued 400,000 shares of our common stock pursuant to the conversion of a promissory note issued by Cancer Therapeutics in 2001 to an accredited investor. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. We believe that this transaction was exempt from the registration provisions of the Securities Act of 1933 pursuant to Sections 3(a)(11) and 4(2) of such Act. On September 20, 2004, we issued 200,000 shares of our common stock in satisfaction of amounts owed to an accredited investor for healthcare advisory services rendered to Cancer Therapeutics pursuant an advisory agreement dated January 8, 2001. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. We believe that this transaction was exempt from the registration provisions of the Securities Act pursuant to Sections 3(a)(11) and 4(2) of such Act.

     On September 20, 2004, we issued 150,000 shares of our common stock in connection with the execution of a financial advisory agreement with Industrial Management & Equity Limited., which is owned and controlled by Lyndon Gaborit, a citizen and resident of the United Kingdom. The securities were issued to LG Investment Trust, a trust formed for the benefit of immediate family members of Mr. Gaborit. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. We believe that this transaction was exempt from the registration provisions of the Securities Act pursuant to
Section 4(2) of such Act and Rule 903 promulgated under the Act.

ITEM 27. EXHIBITS

       The following exhibits are filed as part of this Registration Statement


    EXHIBIT
    NUMBER                                             TITLE OF DOCUMENT
    ------                                             -----------------

      3.1             Certificate of Incorporation of Cancer Therapeutics, Inc., a Delaware corporation.

      3.2             Bylaws of Cancer Therapeutics, Inc., a Delaware corporation.

      4.1             Form of Common Stock Certificate.

      5.1             Opinion of Kenneth I. Denos, P.C., Attorney at Law (including consent).

     10.1             Warrant Issued to Healthcare Enterprise Group, Inc.

     10.2             Engagement Agreement between the Registrant and John Thomas, Esq.

     10.3             Accounting Services Agreement between the Registrant and Chene C. Gardner

     10.4             Engagement Agreement between the Registrant and Kenneth I. Denos, P.C.

     10.5             Advisory Agreement between the Registrant and Industrial Management & Equity Limited

     10.6             Form of Subscription Agreement between Cancer Therapeutics and Investors

     10.7             Escrow Agreement

     10.8             Summary of Oral Agreement between the Registrant and Robert K. Oldham

     10.9             Summary of Oral Agreement between the Registrant and Walter Lewko

     10.10            Appointment Letter for Mike K. Low

     10.11            Specimen Contract with John D. Archibold Memorial Hospital, Inc.

     23.1             Consent of Bouwhuis, Morrill and Company, LLC.

     23.2             Consent of Kenneth I. Denos, P.C. (Filed as part of Exhibit 5.1).
----------------


ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to any provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration Statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a new form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby designates and appoints Chene Gardner, as his attorney-in-fact (the "Attorney-in-Fact") with full power to act alone, and to execute in the name and on behalf of each such person, individually in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as the Attorney-in-Fact, deems appropriate, including any post-effective amendments, as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file each such amendment to this Registration Statement, together with all exhibits thereto and any and all documents in connection therewith with the U.S. Securities and Exchange Commission, hereby granting unto said Attorney-in-Fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said Attorney-in-Fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Thomasville, state of Georgia, on February 7, 2006.

                                        CANCER THERAPEUTICS, INC.

                                        By:   /s/ Robert Oldham
                                        -----------------------
                                        Robert Oldham
                                        Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

        Signature                               Title                         Date
        ---------                               -----                         ----

                                        President, Chief Executive      February 7, 2006
/s/ Robert Oldham                       Officer, and Director
------------------------------
Robert Oldham                           (Principal Executive Officer)


/s/ Michael Low                         Director                        February 7, 2006
------------------------------
Michael Low

                                        Chief Financial Officer and     February 7, 2006
/s/ Chene Gardner                       Director (Principal Financial
------------------------------
Chene Gardner                                and Accounting Officer)





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